UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

Las Vegas Sands Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2023 ANNUAL MEETING & PROXY STATEMENT MAY 11, 2023 11:00 A.M. PACIFIC TIME

LETTER FROM

THE CHAIRMAN

“We have operated over the past three years in a difficult environment presented by the reduction in tourism and travel expenditures in both Macao and Singapore. Throughout this challenging period, we have remained focused on executing our strategic objectives to position the Company to deliver strong growth as travel and tourism spending in Asia eventually recover.

In Macao, in late 2022, travel restrictions that had meaningfully limited the ability for visitors from mainland China and elsewhere to visit Macao were relaxed. In addition, the Company was gratified to receive a new ten-year gaming concession in Macao, which will enable us to continue our decades-long commitment to making investments designed to enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism.

In Singapore, following the easing of travel restrictions in April 2022, a robust recovery in travel and tourism spending in Singapore has occurred. Our ongoing $1 billion renovation program at Marina Bay Sands will meaningfully enhance and expand our premium suite and luxury tourism offerings in the years ahead. In addition, we look forward to accelerating the development and construction process to expand our market-leading Integrated Resort in Singapore, in order to enhance the business and leisure tourism appeal of Singapore and provide a platform for strong growth in the years ahead.

The sale of our Las Vegas operations and assets in 2022 enhanced our balance sheet strength and boosted our liquidity. We are fortunate that our balance sheet strength enables us to continue investing in both Macao and Singapore, while also pursuing development opportunities in new markets.”

You are cordially invited to attend the 2023 Annual Meeting of stockholders of Las Vegas Sands Corp. (the “Company”), which will be held online on May 11, 2023 at 11:00 a.m. Pacific time. We believe the environmentally-friendly virtual meeting format will provide expanded access, improved communication, and cost savings for our stockholders and the Company. You will not be able to attend the Annual Meeting in person.

Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

This year, we again are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of producing and distributing materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in the accompanying Proxy Statement and Annual Report to Stockholders, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by March 31, 2023. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing will begin on or about March 31, 2023.

“I am proud of our Company’s achievements during the year. We look forward with optimism to 2023 and the years ahead. The recovery in travel and tourism spending that we have been preparing for over these last three years is now coming to fruition. We are confident that the investments we have made in our people and our market-leading integrated resort property portfolio over the last three years position us exceedingly well to deliver strong growth in 2023 and the years ahead. Thank you again for your support.”

Your vote is important. Whether or not you are able to attend, it is important your shares be represented at the meeting. Please follow the instructions in the Notice and vote as soon as possible.

Yours sincerely,

ROBERT G. GOLDSTEIN

Chairman of the Board and

Chief Executive Officer

March 31, 2023

MAY 11, 2023

11:00 a.m. Pacific Time

Location

Access via https://web.lumiagm.com/282745561 and

enter the 11-digit control number on the proxy card or

Notice of Availability of Proxy Materials you

previously received and the meeting password,

sands2023

NOTICE of Annual Meeting

The annual meeting of stockholders of Las Vegas Sands Corp., a Nevada corporation (the “Company”), will be held online on May 11, 2023, at 11:00 a.m. Pacific time, for the following purposes:

1.  to elect eight directors to the Board to serve until the 2024 Annual Meeting;

2.  to ratify the appointment of our independent registered public accounting firm;

3.  to vote on an advisory (non-binding) proposal to approve the compensation of the named executive officers;

4.  to vote on an advisory (non-binding) proposal on how frequently stockholders should vote to approve the compensation of the named executive officers;

5.  to consider a shareholder proposal to require the Company to include in its annual proxy statement each director/nominee’s self-identified gender and race/ethnicity, as well as certain skills and attributes, if properly presented at the meeting; and

6.  to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

By Order of the Board,

D. Zachary Hudson

Executive Vice President,

Global General Counsel and Secretary

March 31, 2023

Stockholders of record at the close of business on March 13, 2023, are entitled to notice of and to vote at the meeting. A complete list of the Stockholders entitled to vote at the meeting shall be open to the examination of any stockholder for any purpose germane to the meeting, during the meeting and during ordinary business hours for a period of at least 10 days prior to the meeting, at the Company’s executive offices, located at 5500 Haven Street, Las Vegas, Nevada 89119.

PLEASE FOLLOW THE INSTRUCTIONS IN THE COMPANY’S NOTICE OF INTERNET

AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	INTERNET Visit the website on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card if you received a paper copy	DURING THE VIRTUAL MEETING Follow the instructions on your proxy card

1	PROXY SUMMARY

5	CORPORATE RESPONSIBILITY OVERVIEW

8	CORPORATE GOVERNANCE OVERVIEW

9	STOCKHOLDER ENGAGEMENT

11	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

13	BOARD OF DIRECTORS NOMINEES

18	INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

	18	Board of Directors

	19	Board Committees

	21	Non-Board Committees

	21	Succession Planning and Development

22	CORPORATE GOVERNANCE

27	EXECUTIVE OFFICERS

28	COMPENSATION DISCUSSION AND ANALYSIS

	28	2022 Key Accomplishments & Financial Results

	29	Compensation Best Practices

	29	Our Executive Compensation Program

	31	Major Elements of Executive Officer Compensation

	42	Tax and Accounting Considerations Relating to Executive Compensation

	43	Executive Compensation Related Policies and Practices

	43	Advisory Vote on Executive Compensation

	44	The Committee’s Compensation Consultants

46	COMPENSATION COMMITTEE REPORT

47	EXECUTIVE COMPENSATION AND OTHER INFORMATION

	47	2022 Summary Compensation Table

	48	All Other Compensation

	49	2022 Grants of Plan-Based Awards

	50	Outstanding Equity Awards at 2022 Fiscal Year-End

	51	Option Exercises and Stock Vested in 2022

	51	Potential Payments Upon Termination or Change in Control

	59	Potential Payments/Benefits Upon Termination of Employment for 2022

60	PAY-VERSUS-PERFORMANCE

	61	Comparative Disclosure

	64	Most Important Performance Measures

65	CEO PAY RATIO

66	DIRECTOR COMPENSATION

67	EQUITY COMPENSATION PLAN INFORMATION

68	AUDIT COMMITTEE REPORT

69	FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

70	CERTAIN TRANSACTIONS

	70	Support Services Agreement

	70	Registration Rights Agreement

	70	Transactions Relating to Aircraft

	71	Other Transactions

	72	Property and Casualty Insurance

73	PROPOSAL NO.1: ELECTION OF DIRECTORS

74	PROPOSAL NO.2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

75	PROPOSAL NO.3: AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

76	PROPOSAL NO.4: AN ADVISORY (NON-BINDING) VOTE ON HOW FREQUENTLY STOCKHOLDERS SHOULD VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

77	PROPOSAL NO.5: SHAREHOLDER PROPOSAL TO REQUIRE THE COMPANY TO INCLUDE IN ITS ANNUAL PROXY STATEMENT EACH DIRECTOR/NOMINEE’S SELF-IDENTIFIED GENDER AND RACE/ETHNICITY, AS WELL AS CERTAIN SKILLS AND ATTRIBUTES, IF PROPERLY PRESENTED AT THE MEETING

80	PROXY STATEMENT

84	TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

85	OTHER INFORMATION

A-1	ANNEX A: NON-GAAP MEASURES

PROXY SUMMARY

— 2022: A YEAR OF PROGRESS AND IMPORTANT MILESTONES

In anticipation of an improving travel environment, we were focused in 2022 on executing operational and strategic objectives to position the Company to deliver strong growth as the recovery in travel and tourism spending in Asia comes to fruition.

The key operational and strategic objectives in 2022 included the following:

•	Prepared our operations for travel and tourism spending recovery

As travel patterns began to recover and visitation increased, our adjusted property EBITDA at Marina Bay Sands (“MBS”) in Singapore was positive in all four quarters of 2022. On a hold-normalized basis, our adjusted property EBITDA at MBS increased sequentially in each of the second, third and fourth quarters of 2022. Our ability to achieve that pace of recovery required considerable planning, preparation, adaptation and execution across our MBS operations. Of equal importance in 2022 was our executive team’s preparation for the return of travel and tourism spending in Macao during 2023.

•	Continued capital investment in our most important markets

In 2022, we completed The Londoner Macao, significantly enhancing the positioning of our Macao property portfolio in anticipation of the recovery in travel and tourism spending in that region. We also made substantial progress on the ~$1.0 billion renovation of MBS, which will introduce new world-class suites and luxury tourism offerings and substantially enhance the overall guest experience for premium customers.

•	Completed sale of our Las Vegas operating properties

The successful sale of our Las Vegas operations and assets for an aggregate purchase price of $6.25 billion was central to our strategy to enhance liquidity during the challenging operating environment that we experienced over the last three years. Proceeds from the sale enhanced our balance sheet strength and liquidity as we prepared our operations for the recovery of travel and tourism spending in Asia and allowed us to continue to invest meaningfully in our Macao and Singapore markets as well as pursue future growth opportunities in new markets. The sale process was successfully concluded in February 2022.

•	Secured a new ten-year gaming concession in Macao

We were gratified to receive a new ten-year gaming concession in Macao, providing us the opportunity to continue our 20-year track record of investment in Macao and to enhance Macao’s business and leisure tourism appeal. Our successful tender for one of the six available licenses was critical to our continued success and represents a very significant milestone reached in the attainment of our long-term strategic objectives.

LAS VEGAS SANDS 2023 Proxy Statement	1

•	Continued our award-winning Corporate Responsibility Program

PEOPLE	COMMUNITIES	PLANET
Be the employer of choice leading the hospitality and tourism industry in the regions we serve	Make our communities better places to live, work and visit	Ensure the long-term environmental health of our regions as sustainable tourism destinations

Recognition of our achievements in these areas include:

•	Named to the Dow Jones Sustainability Indices (“DJSI”) on DJSI World for the third consecutive year and DJSI North America for the fifth consecutive year in 2022

•

Continued disclosure to CDP, the gold standard of environmental reporting, earning A- scores for both CDP Climate Change and Water Security, reflecting leadership among hospitality companies in the U.S. and globally

•	Global leader in sustainability, recognized by independent third parties on a regional and global level

•	Recognized by Newsweek for the second consecutive year as one of America’s Most Responsible Companies

•	Named to the Drucker Institute’s list of the 250 best-managed publicly traded companies, the only gaming and hospitality company recognized therein

•	Our commitment to stockholders: listening and responding

In 2022, we were able to return to investor in-person meetings and investor conferences following predominantly virtual investor engagement during the prior two years. We engaged in extensive dialogue with a wide range of investors on the issues of corporate responsibility, Environmental, Social and Governance (“ESG”) and other matters of stockholder interest. We believe this dialogue provides important perspectives as we seek to deliver stockholder value through our corporate responsibility and ESG efforts.

2	LAS VEGAS SANDS 2023 Proxy Statement

The following governance and corporate responsibility issues were identified by our investors as areas of focus in 2022:

WHAT WE HEARD	WHAT WE DID

NEO compensation should not include the award of stock options or restricted stock units that are not subject to measurable performance metrics.	All short and long term variable compensation for NEOs are tied to performance metrics, which must be directly met to earn the award.

A wider range of targets against which to measure executive management incentive compensation should be incorporated into our executive compensation philosophy.	Executive management compensation targets now incorporate a range of metrics that include strategic, financial and ESG goals.

Base salaries and perquisites (including security costs and tax gross-ups on personal use of private aviation) are too high.

Base salaries for the positions of Chairman & CEO and President & COO were meaningfully reduced when the current officers assumed those roles in 2021. We will include this feedback as an important component of input as we structure future employment contracts.

A higher proportion of variable compensation for NEO’s should be awarded based upon long-term performance targets (at least three years).

We increased the proportion of variable compensation when new employment contracts for NEO’s were structured in 2021. We will further evaluate the appropriate mix of compensation, including multi-year performance criteria, as we structure future employment contracts.

The Board of Directors should continue to place importance on the diversity of directors.	In 2022, female directors were elected to the roles of Chairperson of the Compensation Committee and Chairperson of the Nominating & Governance Committee.

Disclosure of the gender and ethnicity of the Board should be provided.	Our 2022 proxy statement includes the aggregated gender and ethnicity composition of the Board.

The Company should seek opportunities to enhance transparency and comparability of the ESG data that it discloses.	Our ESG report for the 2022 year will include enhanced and expanded Task Force on Climate-Related Financial Disclosures (“TCFD”) compliant disclosure in addition to SASB and GRI metrics.

LAS VEGAS SANDS 2023 Proxy Statement	3

AGENDA AND VOTING RECOMMENDATIONS FOR THE 2023 ANNUAL MEETING

PROPOSALS TO BE VOTED ON		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

PROPOSAL 1	Elect eight directors to the Board to serve until the 2024 Annual Meeting	FOR each nominee	73

PROPOSAL 2	Ratify the appointment of our independent registered public accounting firm	FOR	74

PROPOSAL 3	An advisory (non-binding) vote to approve the compensation of our named executive officers	FOR	75

PROPOSAL 4	An advisory (non-binding) vote on how frequently stockholders should vote to approve the compensation of our named executive officers	ONE YEAR	76

PROPOSAL 5	A shareholder proposal to require the Company to include in its annual proxy statement each director/nominee’s self-identified gender and race/ethnicity, as well as certain skills and attributes, if properly presented at the meeting	AGAINST	77

4	LAS VEGAS SANDS 2023 Proxy Statement

CORPORATE RESPONSIBILITY OVERVIEW

As the preeminent developer and operator of world-class Integrated Resorts, we recognize the responsibility we have to our Team Members, patrons, partners, communities and other stakeholders. Throughout our history, we have created positive economic impact by delivering valuable business and leisure tourism, providing tens of thousands of jobs, tax revenues to fund social programs and significant procurement spend for small and medium sized enterprises (“SMEs”) in the regions where we operate.

KEY COMPONENTS OF OUR CORPORATE RESPONSIBILITY AND ESG PROGRAMS

Our corporate responsibility and ESG programs are comprised of the following initiatives and policies:

✓	Board oversight of the ESG program	✓	Code of Business Conduct and Ethics

✓	Comprehensive annual ESG Report including GRI and SASB disclosure	✓	Supplier Code of Conduct

✓	Emission reduction goals approved by Science Based Targets initiative	✓	Anti-Corruption Policy

✓	CDP Climate Change and Water Security disclosures	✓	Reporting and Non-Retaliation Policy

✓	Sands Diversity Statement	✓	ESG metrics for NEO variable compensation

✓	Small and medium enterprise support programs in our local communities	✓	Policy on Corporate Political Contributions and Expenditures and Disclosures

✓	Human Rights Statement	✓	Global training and development program

✓	Global Human Trafficking Prevention Policy	✓	Responsible gaming program

✓	Preventing Discrimination and Harassment Policy	✓	Global community engagement and charitable giving

✓	Sustainable Sourcing Policy	✓	Alignment with U.N. Sustainable Development Goals

SANDS CORPORATE RESPONSIBILITY PLATFORM

Our commitment to corporate responsibility is fundamental to our business and represents a long-term investment in our Team Members, patrons and suppliers; the communities in which we operate; the global ecological environment; and all stakeholders in our business.

People

Our Team Members, patrons, suppliers and partners are the forces behind our contributions to a thriving hospitality and tourism industry in our local regions. Recognizing that the exceptional service and amenities our Integrated Resorts provide and the responsible work we do in each of our communities are built on the people who drive and patronize our business, we strive to be the employer and partner of choice in each of our global regions. Our human capital programs are focused on driving workforce development, diversity, equity and inclusion, health, safety and well-being, human rights, responsible gaming and financial crime prevention.

Communities

We are a committed collaborator in promoting our regions as desirable places to live, work and visit. Through our Sands Cares community engagement and charitable giving program, we strive to make our regions strong by improving quality of life and supporting the community’s ability to respond to challenges. We are building regional resilience through hardship relief, local business and partner development, and disaster response and preparedness. We are also working to preserve cultural and natural heritage and advance educational opportunities for students, people with special needs and under-represented groups who face barriers to learning.

LAS VEGAS SANDS 2023 Proxy Statement	5

Planet

We are dedicated to minimizing our environmental impact and, as such, constantly evolving our Sands ECO360 global sustainability program to adapt to emerging trends, support new technologies and foster environmental stewardship in the areas of building design and development, resort management and operations, and meetings, events and entertainment. Our program is aligned with the United Nations Sustainable Development Goals (“SDGs”) and other key environmental standards in the areas of low-carbon transition, water stewardship, waste, sourcing, plastics and packaging.

CORPORATE RESPONSIBILITY INITIATIVES

Our global sustainability targets for 2021-2025 are aligned with SDGs. Our emissions reduction targets are approved by the Science Based Targets Initiative and are aligned with The Paris Agreement to limit global warming to well-below 2 degrees Celsius.

Our 2025 targets and 2022 performance for each of the Corporate Responsibility pillars, and our progress towards those targets, include:

•	People: $113 million invested in workforce development since 2021, with $56 million invested in 2022

2025 Target: $200 million investment in workforce development by 2025 to enable career progression for our Team Members and advancement of the talent pool in the hospitality industry in the markets where we operate

•

Communities: 192,330 Team Member volunteer hours since 2021, including 137,782 hours in 2022 supporting community partners and COVID-19 relief efforts in Macao; extraordinary COVID-19 related volunteer hours continued in Macao in 2022 resulting in our goal being met ahead of schedule; and we are looking to set a new 2025 target for Team Member volunteering

2025 Target: 150,000 volunteer hours by 2025 contributed by our Team Members in support of the communities in the markets where we operate

•	Planet: 50% reduction in Scope 1 and 2 emissions in 2022 as compared to 2018, though emissions remain at historic lows due to lower business volumes in Asia throughout 2022

2025 Target: 17.5% reduction in emissions by 2025 from a 2018 baseline aligned with a science-based target methodology

Beyond these targets, we continued to advance our sustainability and corporate social responsibility initiatives in 2022 including the following:

•	Continued cash and in-kind charitable giving throughout our regions

6	LAS VEGAS SANDS 2023 Proxy Statement

CORPORATE RESPONSIBILITY OVERVIEW

•	Sourced 15% renewable energy through certificates globally and implemented 10 eco-efficiency projects throughout our Integrated Resorts, which saved more than 3.3 million kWh

•	Continued advancing food waste reduction initiatives resulting in a 20% diversion rate for food waste (an increase from 16% in 2021)

•	Procured 25% of total spend in Macao from SMEs and continued providing advancement through our annual Sands Shopping Carnival and training academies

•	Invested in education, providing support for educational infrastructure in the U.S. and China and the launching of a new scholarship fund in Singapore intended to benefit higher education students

•

Launched the first annual Sands Cares Global Food Kit Build to further address hardship relief and food insecurity in our communities and hosted, for the first time since 2019, the annual Sands for Singapore charity festival, raising $3 million for local nonprofits

•	Expanded the Sands Cares Accelerator program to Macao, through partnership and support of Green Future

•

Continued to deliver extensive pandemic relief in Macao by providing our hotels and other Integrated Resort assets to serve as quarantine sites, and supporting testing and vaccination activities with Team Member volunteers

Our ESG Report, which is available at https://investor.sands.com/esg/default.aspx, also contains additional information on our corporate responsibility program including data indices that reflect the reporting standards of the Global Reporting Initiative (“GRI”), the Sustainability Accounting Standards Board (“SASB”) and the TCFD. The information in our ESG Report and any other websites referenced in this proxy statement is not intended to be incorporated by reference into this proxy statement, and any references to websites are intended to be inactive textual references only.

LAS VEGAS SANDS 2023 Proxy Statement	7

CORPORATE GOVERNANCE OVERVIEW

CORPORATE GOVERNANCE PROFILE

Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership and oversight by our executive officers and Board. We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance framework include the following:

WHAT WE DO		WHAT WE DON’T DO

✓

Diversity of Directors. Female representation on our Board is 25% and 13% of our directors are racially or ethnically diverse. 50% of our independent directors are female and 25% of our independent directors are racially or ethnically diverse.

No Classified Board. All our directors are elected annually for one-year terms.

✓	Annual Board and Committee Self-Evaluations. The Board and each committee annually conduct a comprehensive self-evaluation process, which is administered by an independent third party.	No Hedging of Our Securities. Our anti-hedging policy prohibits our directors and officers from engaging in any hedging or monetization transactions involving our securities.

✓

Systemic Risk Oversight by Board and Committees. Our Board has overall responsibility for risk oversight, while each of our Audit, Compensation, Compliance and Nominating and Governance Committees monitor and address risks within the scope of their particular expertise or charter.

No Option Trading or Short Selling of Our Securities. None of our directors and officers are permitted to trade in puts, calls or other derivatives in respect of Company securities or sell Company securities “short.”

✓	Entirely Independent Committees. All of the members of our Audit, Compensation, Compliance and Nominating and Governance Committees are independent.	No Poison Pill or Stockholder Rights Plan. We do not have a “poison pill” or stockholder rights plan.

✓

Audit Committee Financial Literacy. All of the members of our Audit Committee qualify as “financially literate” as required by the NYSE and the chair of our Committee meets the SEC’s definition of an “Audit Committee Financial Expert.”

No Pledging of Our Securities. None of our officers or directors are permitted to hold Company securities in a margin account or pledge our securities as collateral for a loan.

✓	Stock Ownership Guidelines for Directors. Our Equity Plan provides that directors may not sell their annual awards while a member of the Board.

✓

Detailed Disclosure of Political Contributions. In response to stockholder feedback, we adopted a Policy on Corporate Political Contributions and Expenditures and publish periodic reports disclosing this activity.

8	LAS VEGAS SANDS 2023 Proxy Statement

STOCKHOLDER ENGAGEMENT

During fiscal 2022, we sought engagement with representatives of the majority of our largest institutional stockholders. They include the largest active-management and passive investors in our common stock. Principal areas of discussion included:

•  executive compensation

•  corporate responsibility,
including ESG issues

•  board composition

•  Company strategy

•  operating performance,
including the impact of
reduced travel and tourism spending

The following diagram provides an overview of the Company’s stockholder engagement practice:

The Company has developed and implemented a program to actively and transparently engage with our stockholders. The structure of our program reflects our belief that strong corporate governance includes the commitment to establish dialogue with stockholders and to provide the opportunity for questions and concerns to be explored and discussed. We have a long-established investor outreach program designed to facilitate direct stockholder engagement and the solicitation of stockholder views and input. This includes engagement with portfolio managers and analysts with investment allocation responsibility, as well as representatives that have specific responsibility for corporate governance and ESG matters at these institutions.

We continuously conduct an extensive global program of direct investor outreach through a combination of investor conferences, investor road-shows and one-on-one investor meetings, video conferences and teleconferences. In 2022, we were able to return to investor in-person meetings and investor conferences following predominantly virtual investor engagement during the prior two years. Our outreach program reflects our geographically diverse stockholder base and is designed to ensure we understand and consider all issues of importance to our stockholders.

An important element of our stockholder engagement process is to understand any areas of particular concern. We fully and completely acknowledge the lower than desired stockholder approval for our advisory votes on compensation for our named executive officers that has persisted despite a re-design of the compensation packages for our executive officers in March 2021, which meaningfully increased at-risk compensation and provided multiple metrics for performance-based compensation (including a first-time ESG component) for both equity and non-equity incentive compensation. Subsequent to those compensation program changes, we have continued to engage actively on this item in order to explain the rationale for the alterations and solicit feedback from stockholders. That feedback informs ongoing internal discussions surrounding our named executive officer compensation program. Following the results of the voting for the 2022 Annual Meeting, we directly contacted the Asset Stewardship departments (or closest equivalent contacts) at our 50 largest institutional investors to offer the opportunity to discuss any material issues of concern, including the low ‘say-on-pay’ vote recorded in 2022. Those 50 largest institutional investors represented approximately 75% of the shares outstanding (excluding the controlling shareholder) and included all institutional investors with more than one million shares outstanding. We also undertook calls with all other shareholders that requested the opportunity to discuss the “say-on-pay” vote. The largest area of concern raised by stockholders in relation to named executive officer compensation was the one-time stock grants made as part of the named executive officer employment contracts in the beginning of 2021 that did not contain measurable performance criteria attached. We have made no further grants of that nature and have no plans to do so in the future.

LAS VEGAS SANDS 2023 Proxy Statement	9

During 2022, we received feedback that long-term metrics should apply to long-term compensation and that long-term should reflect a period of at least three years to earn the award. We also received feedback on the size of our named executive officers’ base salaries, as well as security and personal transportation costs borne by the Company.

Outside the arena of compensation, other areas of dialogue around governance in 2022 included:

•	graphical disclosure of the gender and ethnicity of the Board, which is included in the aggregate in the Proxy Statement this year for the first time

•	enhancement of the transparency and comparability of the ESG data that we disclose, which resulted in us adding TCFD data to our ESG Report for the 2022 calendar year (released in March 2023)

This dialogue on corporate responsibility, ESG and any other matters of stockholder interest is fundamental to our relationship with our stockholders and directly impacts our planning and our ESG program design. We believe this valuable dialogue provides important perspective as we seek to deliver stockholder value through our corporate responsibility and ESG efforts.

10	LAS VEGAS SANDS 2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The Company is a controlled company, with the Adelson family members beneficially owning 433,144,273 shares representing approximately 56.6% of the Company’s outstanding Common Stock as of March 13, 2023

The following table sets forth information as of March 13, 2023 as to the beneficial ownership of our common stock, $0.001 par value per share (the “Common Stock”), in each case, by:

•	each person known to us to be the beneficial owner, in an individual capacity or as a member of a “group,” of more than 5% of our Common Stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors, taken together.

	BENEFICIAL OWNERSHIP(1)

NAME OF BENEFICIAL OWNER(2)	SHARES	PERCENT (%)

Dr. Miriam Adelson(3)(4)	392,961,651	51.4%

General Trust under the Sheldon G. Adelson 2007 Remainder Trust(3)(5)	87,718,919	11.5%

General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust(3)(6)	87,718,918	11.5%

Robert G. Goldstein(7)	4,652,057	*

Patrick Dumont(8)	1,247,998	*

Randy Hyzak(9)	319,313	*

David Z. Hudson(10)	331,686	*

Irwin Chafetz(3)(11)	332,603,872	43.5%

Micheline Chau(12)	25,716	*

Charles D. Forman(13)	220,984	*

Nora M. Jordan(14)	11,386	*

Lewis Kramer(15)	26,193	*

David F. Levi(16)	27,598	*

All current executive officers and directors of our Company, taken together (10 persons)(17)	6,952,036	*

*	Less than 1%.
(1)

A person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of Common Stock. Percentages are based on 764,271,386 shares issued and outstanding at the close of business on March 13, 2023 (including unvested shares of restricted stock, but excluding treasury shares), plus any shares of our Common Stock underlying options held by all individuals listed on the table that are vested and exercisable.

(2)	The address of each person named in this table is c/o Las Vegas Sands Corp., 5500 Haven Street, Las Vegas, Nevada 89119.
(3)

Dr. Miriam Adelson, Irwin Chafetz, the General Trust under the Sheldon G. Adelson 2007 Remainder Trust and the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust constitute a “group” that, as of March 13, 2023, collectively beneficially owned 433,144,273 shares of our Common Stock, or 56.6% of the total number of shares issued and outstanding as of that date, for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934. Each of the foregoing persons may be deemed to beneficially own certain shares beneficially owned by the other persons in such “group.”

LAS VEGAS SANDS 2023 Proxy Statement	11

(4)

This amount includes (a) 47,217,592 shares of our Common Stock held by Dr. Adelson, (b) 40,061,361 shares of our Common Stock held by trusts or custodial accounts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting control and dispositive power, (c) 225,918,350 shares of our Common Stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, shares dispositive power, of which 2,208,548 of these shares, Dr. Adelson also shares voting control, (d) 66,502,900 shares of our Common Stock held by trusts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee, retains sole dispositive power, (e) options to purchase 694,738 shares of our Common Stock held by a trust for the benefit of Dr. Adelson over which Dr. Adelson, as trustee, has sole voting and dispositive control and (f) 12,566,710 shares of our Common Stock held by an entity over which Dr. Adelson, as manager, has sole voting and dispositive control.

(5)	This amount includes 87,718,919 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust.
(6)	This amount includes 87,718,918 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust.
(7)

This amount includes (a) 49,500 shares of our Common Stock held by Mr. Goldstein, (b) 137,057 shares of our Common Stock held by The Robert and Sheryl Goldstein Trust, (c) options to purchase 4,416,000 shares of our Common Stock that are vested and exercisable and (d) 49,500 restricted stock units that vest within 60 days of March 13, 2023.

(8)

This amount includes (a) 295,887 shares of our Common Stock held by Mr. Dumont, (b) options to purchase 924,500 shares of our Common Stock that are vested and exercisable and (c) 27,611 restricted stock units that vest within 60 days of March 13, 2023.

(9)

This amount includes (a) 8,283 shares of our Common Stock held by Mr. Hyzak, (b) options to purchase 302,747 shares of our Common Stock that are vested and exercisable and (c) 8,283 restricted stock units that vest within 60 days of March 13, 2023.

(10)

This amount includes (a) 7,593 shares of our Common Stock held by Mr. Hudson, (b) options to purchase 316,500 shares of our Common Stock that are vested and exercisable and (c) 7,593 restricted stock units that vest within 60 days of March 13, 2023.

(11)

This amount includes (a) 83,299 shares of our Common Stock held by Mr. Chafetz, (b) 5,806 restricted stock awards that vest within 60 days of March 13, 2023, (c) 225,059,802 shares of our Common Stock held by trusts or entities for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee or manager, retains sole voting control and shares dispositive power, (d) 38,743,517 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and dispositive power, (e) 66,502,900 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and (f) 2,208,548 shares of our Common Stock held by a trust for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, shares voting and dispositive power. Mr. Chafetz disclaims beneficial ownership of the shares of our Common Stock held by any trust for which he acts as trustee, and this disclosure shall not be deemed an admission that Mr. Chafetz is a beneficial owner of such shares for any purpose.

(12)

This amount includes (a) 13,695 shares of our Common Stock held by Ms. Chau, (b) options to purchase 6,215 shares of our Common Stock that are vested and exercisable and (c) 5,806 restricted stock awards that vest within 60 days of March 13, 2023.

(13)	This amount includes (a) 215,178 shares of our Common Stock held by Mr. Forman and (b) 5,806 restricted stock awards that vest within 60 days of March 13, 2023.
(14)

This amount includes (a) 3,138 shares of our Common Stock held by Ms. Jordan, (b) options to purchase 2,442 shares of our Common Stock that are vested and exercisable and (c) 5,806 restricted stock awards that vest within 60 days of March 13, 2023.

(15)

This amount includes (a) 9,738 shares of our Common Stock held by Mr. Kramer, (b) options to purchase 10,649 shares of our Common Stock that are vested and exercisable and (c) 5,806 restricted stock awards that vest within 60 days of March 13, 2023.

(16)

This amount includes (a) 13,695 shares of our Common Stock held by Mr. Levi, (b) options to purchase 8,097 shares of our Common Stock that are vested and exercisable and (c) 5,806 restricted stock awards that vest within 60 days of March 13, 2023.

(17)

This amount includes (a) 127,823 restricted stock awards held by the Company’s current executive officers and current directors that vest within 60 days of March 13, 2023 and (b) options to purchase 5,987,150 shares of our Common Stock that are vested and exercisable and held by the Company’s current executive officers and current directors. This amount does not include the 332,514,767 shares of Common Stock Mr. Chafetz has beneficial ownership of as a trustee or manager of the trusts referenced in footnote 11 above.

12	LAS VEGAS SANDS 2023 Proxy Statement

BOARD OF DIRECTORS NOMINEES

ABOUT THE BOARD

Our Board currently has eight directors. The term of office of the current directors will expire at the 2023 Annual Meeting.

Stockholders are being asked to consider each of the following eight nominees to serve as director until the 2024 Annual Meeting and until their respective successor has been duly elected and qualified or until such director’s resignation, disqualification, death or removal: Robert G. Goldstein, Patrick Dumont, Irwin Chafetz, Micheline Chau, Charles D. Forman, Nora M. Jordan, Lewis Kramer and David F. Levi.

Each of the nominees is a current director of the Company who has indicated they will serve if elected. We do not anticipate any of the nominees will be unable or unwilling to serve, if elected, but if that happens, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board may designate.

Our current directors bring a variety of experiences and core competencies we believe are important to overseeing the strategic execution and risk management of our Company’s operations. The complexities of our Integrated Resort operations include five primary revenue categories, six operating segments and significant development and construction initiatives. Strict adherence to gaming and other regulations in various jurisdictions is essential. The ability to provide the appropriate oversight and risk assessment responsibilities is demonstrated in our directors’ professional careers, which include:

•	C-suite level positions at global companies, including those in:

–	gaming, hospitality and meetings, incentives, conventions and exhibitions (“MICE”);

–	marketing and branding; and

–	entertainment.

•	Participation on other global public company boards;

•	Financial transactions and corporate finance experience;

•	Accounting, auditing and internal control experience in working with global Fortune 500 public companies; and

•	Extensive legal, judicial and regulatory experience.

In addition to the specific professional experience of our directors, we select our directors because they are highly accomplished in their respective fields, insightful and inquisitive. We believe each of our directors possesses sound business judgment and is highly ethical. We consider a wide range of factors in determining the composition of our Board, including professional experience, expertise, race, ethnicity, gender, age and cultural background.

LAS VEGAS SANDS 2023 Proxy Statement	13

BOARD COMPOSITION

SKILLS & EXPERTISE	The table below summarizes the key qualifications, skills and attributes of the Board. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

QUALIFICATIONS, EXPERTISE & ATTRIBUTES	GOLDSTEIN	DUMONT	CHAFETZ	FORMAN	CHAU	JORDAN	KRAMER	LEVI

ACCOUNTING/AUDIT/FINANCE		✓			✓		✓

SENIOR LEADERSHIP	✓	✓		✓	✓			✓

COMPLIANCE/GOVERNANCE/LEGAL				✓		✓		✓

HOSPITALITY/GAMING/MICE	✓	✓	✓	✓

PUBLIC COMPANY BOARD EXPERIENCE	✓			✓	✓		✓

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

14	LAS VEGAS SANDS 2023 Proxy Statement

BOARD OF DIRECTORS NOMINEES

BIOGRAPHIES	Below are the backgrounds of the director nominees:

ROBERT G. GOLDSTEIN CHAIR AGE: 67 DIRECTOR SINCE: 2015 COMMITTEES: • None

Mr. Goldstein’s extensive experience in the hospitality and gaming industries, including as a senior executive officer of our Company (or its predecessors) since 1995, as well as his current position as our Chairman and Chief Executive Officer, led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Goldstein was appointed the Company’s Chairman and Chief Executive Officer on January 26, 2021. Prior to that, he had been the Company’s President and Chief Operating Officer and a member of the Board since January 2015. He previously served as the Company’s President of Global Gaming Operations from January 2011 until December 2014, the Company’s Executive Vice President from July 2009 until December 2014, and the Company’s Secretary from August 2016 to November 2016. He has held other senior executive positions at the Company and its subsidiaries since 1995. Additionally, Mr. Goldstein has also served as Chairman and Chief Executive Officer of our Company’s subsidiary, Sands China Ltd. (“SCL”), since January 2021, having previously served as a member of its board since May 2014 and as its interim president from January 2015 through October 2015. From 1992 until joining the Company in December 1995, Mr. Goldstein was the executive vice president of marketing at the Sands Hotel in Atlantic City, as well as an executive vice president of the parent Pratt Hotel Corporation. He served on the board of Remark Media, Inc., a global digital media company, from May 2013 to March 2017.

PATRICK DUMONT AGE: 48 DIRECTOR SINCE: 2017 COMMITTEES: • None

Mr. Dumont’s experience in corporate finance and his positions and tenure with the Company led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Dumont has been President and Chief Operating Officer since January 26, 2021 and prior to that had been the Company’s Executive Vice President and Chief Financial Officer since March 2016. He previously served as the Company’s Principal Financial Officer in February 2016 and Senior Vice President, Finance and Strategy from September 2013 through February 2016. From June 2010 until August 2013, Mr. Dumont served as the Company’s Vice President, Corporate Strategy.

IRWIN CHAFETZ AGE: 86 DIRECTOR SINCE: 2005 COMMITTEES: • None

Mr. Chafetz’s extensive experience in the hospitality, trade show and convention businesses, as well as his experience as a former executive of our predecessor company, led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Chafetz has been a Director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February until July 2005. Mr. Chafetz is the president and a manager of The Interface Group, LLC, a Massachusetts limited liability company that controls Interface Group-Massachusetts, LLC. Mr. Chafetz has been associated with Interface Group-Massachusetts, LLC and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a vice president and director of Interface Group-Nevada, Inc., which owned and operated trade shows, including COMDEX, and also owned and operated The Sands Expo and Convention Center. From 1989 to 1995, Mr. Chafetz was also vice president and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of many charitable and civic organizations and is a former member of the dean’s advisory council at Boston University School of Management.

LAS VEGAS SANDS 2023 Proxy Statement	15

MICHELINE CHAU AGE: 70 DIRECTOR SINCE: 2014 COMMITTEES: • Audit • Compensation (Chair) • Compliance INDEPENDENT

Ms. Chau’s extensive and varied business experience, including as president and chief operating officer at Lucasfilm Ltd., and her experience as a director of other public companies led the Board to conclude she would be a valuable member of our Board.

Experience

Ms. Chau has been a Director of the Company since October 2014. She served as the president, chief operating officer and executive director of Lucasfilm Ltd., a film and entertainment company, from 2003 to 2012 and as its chief financial officer from 1991 to 2003. Before that, Ms. Chau held other executive-level positions in various industries, including retail, restaurant, venture capital and financial services. She currently serves on the board of Dolby Laboratories, Inc., an audio, imaging and communications company, where she has been a director since February 2013, and was a member of the board of Red Hat, Inc., a provider of open-source software solutions, from November 2008 to August 2012.

CHARLES D. FORMAN AGE: 76 DIRECTOR SINCE: 2004 COMMITTEES: • None

Mr. Forman’s extensive experience in the hospitality, trade show and convention businesses led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Forman has been a Director of the Company since August 2004. He has been a director of Las Vegas Sands, LLC (and its predecessor, Las Vegas Sands, Inc.) since March 2004. In addition, he has served as a member of the board of SCL, since May 2014. Mr. Forman served as chairman and chief executive officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. During 2000, he was executive vice president of international operations of Key3Media, Inc. From 1998 to 2000, he was chief legal officer of ZD Events Inc., a tradeshow business that included COMDEX. From 1995 to 1998, Mr. Forman was executive vice president, chief financial and legal officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was vice president and general counsel of Interface Group Nevada, Inc., a tradeshow and convention business that owned and operated COMDEX, and also owned and operated The Sands Expo and Convention Center. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the board of trustees of The Dana-Farber Cancer Institute.

NORA M. JORDAN AGE: 64 DIRECTOR SINCE: 2021 COMMITTEES: • Audit • Compliance • Nominating and Governance (Chair) INDEPENDENT

Ms. Jordan’s extensive legal and financial experience gained while advising clients on compliance and regulatory matters and complex investment products and offerings, as well as her management experience at a multi-national law firm, led the Board to conclude she would be a valuable member of our Board.

Experience

Ms. Jordan has been a Director of the Company since January 2021. Ms. Jordan currently is senior counsel at Davis Polk & Wardwell LLP, an international law firm. From 1995 through 2020, Ms. Jordan was a partner at Davis Polk and headed its Investment Management Group from 2000 to 2020. Ms. Jordan serves as a director of Allspring Global Investments and is a director and chair of the nominating committee of the American Skin Association.

16	LAS VEGAS SANDS 2023 Proxy Statement

BOARD OF DIRECTORS NOMINEES

LEWIS KRAMER AGE: 75 DIRECTOR SINCE: 2017 COMMITTEES: • Audit (Chair) • Compensation • Nominating and Governance INDEPENDENT

Mr. Kramer’s extensive financial and business knowledge gained while serving as an independent auditor for organizations across diverse industries and his experience as a director of a public company and non-profit organizations led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Kramer has been a Director of the Company since April 2017. Mr. Kramer was a partner at Ernst & Young LLP from 1981 until he retired in June 2009 after a nearly 40-year career at Ernst & Young LLP, where he represented clients in a number of industries, including the media, entertainment and leisure industries. At the time of his retirement, Mr. Kramer served as the global client service partner for worldwide external audit and all other services for major clients, and served on the firm’s United States executive board. He previously served as Ernst & Young LLP’s national director of audit services. Mr. Kramer has served on the board of L3 Harris Technologies, Inc. (and its predecessor companies) since 2009.

DAVID F. LEVI AGE: 71 DIRECTOR SINCE: 2015 COMMITTEES: • Compensation • Compliance (Chair) • Nominating and Governance INDEPENDENT

Mr. Levi’s extensive legal, judicial, academic and administrative experience, including as a Federal judge and the dean of a major law school, led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Levi has been a Director of the Company since January 2015. In January 2023, Mr. Levi became Dean Emeritus at Duke University School of Law, where he had previously held the positions of Levi Family Professor of Law and Judicial Studies and director of the Bolch Judicial Institute of Duke University School of Law beginning in 2018, and prior to that served as Dean of the Duke University School of Law from 2007 to 2018. He served as the chief United States district judge for the Eastern District of California from May 2003 until June 2007. He took the oath of office as a United States district judge in November 1990. He also served as the presidentially appointed United States attorney for the Eastern District of California from 1986 until November 1990. He was a member of the Attorney General’s advisory committee of U.S. attorneys and served as chair of the public corruption sub-committee. Prior to his appointment as United States attorney, he served as an assistant United States attorney for the Eastern District of California. In 2004, he was elected to the Council of the American Law Institute and is currently the president of that organization. He is an elected fellow of the American Academy of Arts and Sciences. He served a three-year term as a member of the board of the National Parks Conservation Association until April 1, 2020. He served as chair of two judicial conference committees by appointment of the chief justice. He was named chair of the civil rules advisory committee in 2000 and chair of the standing committee on the Rules of Practice and Procedure in 2003, where he served in that capacity until 2007.

LAS VEGAS SANDS 2023 Proxy Statement	17

INFORMATION REGARDING
THE BOARD AND ITS COMMITTEES

— BOARD OF DIRECTORS

Standards

The NYSE’s corporate governance rules generally require a majority of independent directors serve on a company’s Board of Directors and require all of the members of a company’s Audit Committee, Compensation Committee and Nominating and Governance Committee to be independent directors subject to certain exceptions, including if a company qualifies as a “controlled company” under the NYSE governance rules.

We qualify as a “controlled company” under NYSE governance rules because Dr. Miriam Adelson and trusts and other entities for the benefit of the Adelson family members control more than 50 percent of the voting power of the Company’s Common Stock. With the departure of George Jamison from our Board in May 2022, the passing of Charles Koppelman in November 2022, and the departure of Yibing Mao from the Company’s Board in February 2023, we currently rely on the controlled company exemption from the general NYSE requirement to have a majority of independent directors serve on the Board. However, the Board has a Nominating and Governance Committee and a Compensation Committee composed entirely of independent directors, although this is not required because, as a controlled company, we are exempt from the applicable NYSE requirement.

We are committed to having a majority independent Board and accordingly remain actively engaged in efforts to expand the number of independent directors on the Board.

Independent Directors

The Board has determined four of its eight current members, namely Ms. Chau, Ms. Jordan, Mr. Kramer and Mr. Levi, satisfy the criteria for independence under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE corporate governance rules. In making its determinations, the Board reviewed all the relevant facts and circumstances, the standards set forth in our Corporate Governance Guidelines, the NYSE rules and other applicable laws and regulations.

Two of our outside directors, Mr. Chafetz and Mr. Forman, have business and personal relationships with the Adelson family. Mr. Chafetz was a stockholder, vice president and director of the entity that owned and operated the COMDEX trade show and The Sands Expo and Convention Center, which were created and developed by Mr. Adelson. Mr. Forman was vice president and general counsel of this entity. Mr. Chafetz also is a trustee of several trusts for the benefit of Adelson family members that beneficially own shares of our Common Stock. For additional information, see “Proxy and Voting Information — How You Can Vote” and “Security Ownership of Certain Beneficial Owners and Management” above. These relationships with the Adelson family also include making joint investments and other significant financial dealings. As a result, the Adelson family and Mr. Chafetz and Mr. Forman may have their financial interests aligned and, therefore, the Board does not consider Mr. Chafetz and Mr. Forman to be independent directors.

Because Mr. Goldstein and Mr. Dumont are officers of the Company, they do not satisfy the criteria for independence under applicable rules promulgated under the Exchange Act and the NYSE corporate governance rules.

Board Meetings

The Board held nine meetings during 2022. The work of our directors is performed not only at meetings of the Board and its committees, but also by consideration of our business through the review of documents and in numerous communications among Board members and others. In 2022, all directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served during the periods in which they served, with the exception of Mr. Koppelman, who due to illness attended 67% of the meetings of the Board and committees on which he served during the periods in which he served.

Our directors are encouraged to attend each annual meeting and ten of our directors who were on the Board at the time of our 2022 Annual Meeting attended our 2022 Annual Meeting held on May 12, 2022.

18	LAS VEGAS SANDS 2023 Proxy Statement

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

— BOARD COMMITTEES

The table below illustrates the chairs and membership of the Board and of each standing Board committee as of December 31, 2022 (for current committee membership, see “— Standing Committees”), the independence status of each Board member and the number of Board and Board committee meetings held during fiscal 2022.

DIRECTOR	BOARD	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	COMPLIANCE COMMITTEE

Robert G. Goldstein	Chair

Patrick Dumont	✓

Irwin Chafetz	✓

Charles D. Forman	✓

Micheline Chau*	✓	✓	Chair

Nora M. Jordan*	✓	✓		Chair

Lewis Kramer*	✓	Chair		✓	✓

David F. Levi*	✓		✓	✓	Chair

Yibing Mao*+	✓		✓		✓

2022 MEETINGS	9	6	7	5	4

*	Independent Director
✓	Member
+	Ms. Mao resigned from the Board effective February 22, 2023.

Standing Committees

Our Board has four standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and governance committee (the “Nominating and Governance Committee”) and a compliance committee (the “Compliance Committee”). Each of the standing committees operates under a written charter approved by the Board.

AUDIT COMMITTEE

MEMBERS: Lewis Kramer (Chair) Micheline Chau Nora M. Jordan MEETINGS HELD IN 2022: 6 ALL MEMBERS ARE INDEPENDENT

The primary purpose of the Audit Committee is to assist with the Board’s oversight of:

•  the integrity of our financial statements

•  our internal audit function, including audit plans, audit results and the performance of our internal audit team

•  the review of related party transactions as further described below under “Corporate Governance — Related Party Transactions”

•  our enterprise risk management as further described below under “Corporate Governance — The Board’s Role in Risk Oversight”

•  our information security program (including cybersecurity)

Our Audit Committee selects our independent registered public accounting firm and has direct oversight responsibility over the firm, including:

•  reviewing the firm’s plan, scope and results of our annual audit, and the fees for the services performed

•  the qualifications, independence and performance of the firm

•  the firm’s annual audit of our financial statements and any engagement to provide other services

The Board has determined Ms. Chau, Ms. Jordan and Mr. Kramer are each independent under applicable NYSE and federal securities rules and regulations on independence of audit committee members. The Board has determined each of the members of the Audit Committee is “financially literate” and that Mr. Kramer and Ms. Chau each qualify as an “audit committee financial expert,” as defined in the NYSE listing standards and federal securities rules and regulations. The Audit Committee’s activities also involve numerous discussions and other communications among its members and others.

LAS VEGAS SANDS 2023 Proxy Statement	19

COMPENSATION COMMITTEE

MEMBERS: Micheline Chau (Chair) Lewis Kramer* David F. Levi MEETINGS HELD IN 2022: 7 ALL MEMBERS ARE INDEPENDENT

The Compensation Committee has direct responsibility for the compensation of our executive officers and the authority to:

•  approve salaries, bonuses and other elements of compensation and to approve employment agreements for our executive officers and certain other highly compensated Team Members

•  review, evaluate and make recommendations to the Board regarding our non-employee director compensation program

•  administer our equity award plan, as amended and restated (the “Amended and Restated 2004 Equity Award Plan”), under which we grant restricted stock units, stock options and other equity awards

•  administer our Executive Cash Incentive Plan, under which we provide short-term incentive compensation awards

The Compensation Committee is also involved in our enterprise risk management process as further described below under “Corporate Governance — The Board’s Role in Risk Oversight” and “Corporate Governance — 2022 Executive Compensation Risk Assessment” and may delegate its authority to the extent permitted by the Board, the Compensation Committee charter, our by-laws, state law and NYSE regulations.

Additional information about the Compensation Committee, its responsibilities and its activities is provided below under “Compensation Discussion and Analysis.”

*	Yibing Mao served on the Compensation Committee until her resignation from the Board on February 22, 2023. Mr. Kramer was appointed to the Compensation Committee following Ms. Mao’s resignation.

NOMINATING AND GOVERNANCE COMMITTEE

MEMBERS: Nora M. Jordan (Chair) Lewis Kramer David F. Levi MEETINGS HELD IN 2022: 5 ALL MEMBERS ARE INDEPENDENT

The purpose of the Nominating and Governance Committee is to:

•  review and make recommendations regarding the composition of the Board and its committees

•  implement policies and procedures for the selection of Board members

•  identify individuals qualified to become Board members and select, or recommend the Board select, director nominees

•  assess, develop and make recommendations to the Board with respect to Board effectiveness and related corporate governance matters, including corporate governance guidelines and procedures intended to organize the Board appropriately

•  oversee the evaluation of the Board and management

•  oversee the management of our ESG program

COMPLIANCE COMMITTEE

MEMBERS: David F. Levi (Chair) Micheline Chau Nora Jordan* MEETINGS HELD IN 2022: 4 ALL MEMBERS ARE INDEPENDENT

The primary purpose of the Compliance Committee is to assist with the Board’s oversight of:

•  the compliance program with respect to compliance with the laws and regulations applicable to our business, including gaming laws and regulations

•  the compliance with our Code of Business Conduct and Ethics, Anti-Corruption Policy, Anti-Money Laundering Policy, Policy on Corporate Political Contributions and Expenditures and Reporting and Non-Retaliation Policy applicable to our directors, officers, Team Members, contractors and agents

*	Yibing Mao served on the Compliance Committee until her resignation from the Board on February 22, 2023. Ms. Jordan was appointed to the Compliance Committee following Ms. Mao’s resignation.

20	LAS VEGAS SANDS 2023 Proxy Statement

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Compensation Committee Interlocks and Insider Participation

None of the individuals who served as a member of our Compensation Committee during 2022 is, or has been, an employee or officer of the Company. None of our executive officers serve, or in the past year served, as a member of the board or compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

— NON-BOARD COMMITTEES

Corporate Compliance Committee and Operational Compliance Committees

We maintain a Corporate Compliance Committee, the purpose of which is to foster a culture of integrity, accountability and ethical behavior across all of our operations. We also maintain Operational Compliance Committees in each of Macao and Singapore to oversee local gaming operations (each, an “Operational Compliance Committee”).

We created these committees to facilitate the identification, evaluation and remediation of situations that could raise concerns with a gaming authority or otherwise have an adverse effect on our business. In particular, the Corporate Compliance Committee and the Operational Compliance Committees monitor the following: (1) our business associations in order to protect us from associations with persons denied licensing or other related approvals, or who may be deemed unsuitable to be associated with us; (2) our business practices and procedures; (3) compliance with any special conditions imposed upon our licenses; (4) reports submitted to gaming authorities; and (5) compliance with the laws, regulations and orders of governmental agencies having jurisdiction over our gaming or business activities.

The Corporate Compliance Committee operates pursuant to a Charter approved by the Board and is chaired by our Senior Vice President and Global Chief Compliance Officer (“GCCO”). The GCCO provides at least quarterly updates to the Compliance Committee of the Board regarding the Corporate Compliance Committee’s efforts. The Operational Compliance Committee in Macao operates pursuant to a Compliance Plan approved by the Sands China Ltd. audit committee, and is chaired by the Chief Compliance Officer for Sands China Ltd. The Operational Compliance Committee in Singapore operates pursuant to a Compliance Plan submitted to the Gambling Regulatory Authority of Singapore, and is chaired by the Chief Compliance Officer of Marina Bay Sands.

— SUCCESSION PLANNING AND DEVELOPMENT

Our Chairman and Chief Executive Officer works closely with the Nominating and Governance Committee and the Board to identify and develop executive talent within and outside our organization and to ensure that Board succession plans are in place, so that we can ensure effective future leadership transitions at both the senior management and the Board level.

LAS VEGAS SANDS 2023 Proxy Statement	21

CORPORATE GOVERNANCE

COMMITMENT TO CORPORATE GOVERNANCE

Our Board and management have a strong commitment to effective corporate governance. We operate and are regulated in various distinct gaming jurisdictions. We are listed on two major stock exchanges and regulated as a financial institution by Financial Crimes Enforcement Network (“FinCen”), a bureau of the U.S. Department of the Treasury. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable rules and regulations of the SEC and the NYSE. The key components of this framework are set forth in our amended and restated articles of incorporation and by-laws, along with the following additional documents:

•	our Audit Committee Charter

•	our Compensation Committee Charter

•	our Nominating and Governance Committee Charter

•	our Compliance Committee Charter

•	our Corporate Governance Guidelines

•	our Code of Business Conduct and Ethics

•	our Anti-Corruption Policy

•	our Reporting and Non-Retaliation Policy

•	our Policy on Corporate Political Contributions and Expenditures

Copies of each of these documents are available on our website at https://investor.sands.com by clicking on “Governance Documents” within the “Governance” section. Copies are also available without charge by sending a written request to the following address: Investor Relations, Las Vegas Sands Corp., 5500 Haven Street, Las Vegas, Nevada 89119.

CORPORATE GOVERNANCE GUIDELINES

We have adopted Corporate Governance Guidelines for our Company that set forth the general principles governing the conduct of our business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as composition, membership criteria, orientation and continuing education, retirement, committees, compensation, meeting procedures, annual evaluation and management succession planning.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics that applies to all of our directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), Team Members and agents. The Code of Business Conduct and Ethics establishes policies and procedures the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. Our Code of Business Conduct and Ethics is provided to all new directors, officers and Team Members.

ANTI-CORRUPTION POLICY

We have adopted an Anti-Corruption Policy to ensure the hospitality and business development practices of all of our operations anywhere in the world are fully consistent with applicable record keeping and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002. The Anti-Corruption Policy is provided to all new directors, officers and Team Members.

REPORTING AND NON-RETALIATION POLICY

We have adopted a Reporting and Non-Retaliation Policy to facilitate and encourage the reporting of any misconduct at the Company, including violations or potential violations of our Code of Business Conduct and Ethics, and to ensure those reporting

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CORPORATE GOVERNANCE

such misconduct will not be subject to harassment, intimidation or other retaliatory action. The Reporting and Non-Retaliation Policy is provided to all new directors, officers and Team Members.

POLICY ON CORPORATE POLITICAL CONTRIBUTIONS AND EXPENDITURES

We have adopted a Policy on Corporate Political Contributions and Expenditures to govern corporate political contributions and other campaign expenditures by the Company and its majority-owned subsidiaries in order to ensure compliance with rules, regulations and standards governing the Company’s interaction with government officials.

RELATED PARTY TRANSACTIONS

We have established policies and procedures for the review, approval and/or ratification of related party transactions. Under its charter the Audit Committee approves all related party transactions required to be disclosed in our public filings. Under guidelines established by our Audit Committee, proposed transactions and matters requiring approval under our policies with aggregate values of less than $120,000 per year are presented to the Audit Committee quarterly for review. Larger transactions are presented to the Audit Committee for review, discussion and approval in advance of the transaction. The Audit Committee may, in its discretion, request additional information from the director or executive officer involved in a proposed transaction or from management prior to granting approval for a related party transaction.

NOMINATION OF DIRECTORS

The Nominating and Governance Committee proposed to the Board the candidates nominated for election at this annual meeting. The Nominating and Governance Committee, in making its selection of director candidates, considered the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.

The Nominating and Governance Committee considers a number of factors in selecting director candidates, including:

•	the ethical standards and integrity of the candidate in personal and professional dealings;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•

the diversity of the existing Board, so that a body of directors from diverse backgrounds (including professional experience, expertise, race, ethnicity, gender, age and cultural background) is maintained;

•	whether the skills and experience of the candidate will complement the skills and experience of the existing members of the Board;

•	the number of other public company boards on which the candidate serves or intends to serve, with the expectation the candidate would not serve on the boards of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of their Board duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company;

•	the willingness of the candidate to be accountable for their decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, the individual’s performance as a director for the Company, both in absolute terms and relative to their peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

LAS VEGAS SANDS 2023 Proxy Statement	23

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in the Company’s Corporate Governance Guidelines and by-laws;

•

the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in the Company’s jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to the Company’s Code of Business Conduct and Ethics, including the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as the Board deems appropriate.

The Nominating and Governance Committee will consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates.

When conducting searches for new directors, the Nominating and Governance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Nominating and Governance Committee will affirmatively be instructed to seek to include diverse candidates. Although the Nominating and Governance Committee does not assign specific weights to any particular criteria listed above, and no particular criterion is necessarily applicable to all prospective nominees, the Nominating and Governance Committee and the Board both have a strong commitment to creating and maintaining diversity on the Board. The Nominating and Governance Committee assesses the effectiveness of its diversity efforts through the annual nomination process, the annual self-evaluation process of the Board and its Committees, the Nominating and Governance Committee’s periodic evaluation of the Board’s composition, and through on-going, informal feedback from Board members.

The Nominating and Governance Committee does not have a formal policy for considering director candidates recommended by stockholders and believes the processes and procedures in place for identifying, evaluating and selecting board members is sufficiently robust and takes into account, among other factors, stockholder dialogue and feedback.

BOARD LEADERSHIP STRUCTURE

The Board believes Mr. Goldstein is best suited to serve as both Chairman and Chief Executive Officer because he is most familiar with our businesses and industry and best able to establish strategic priorities for the Company. In coming to this conclusion, the Board considered its evaluation of Mr. Goldstein’s performance as Chief Executive Officer, his very positive relationships with other members of the Board and the strategic vision and perspective he has brought to the position of Chairman and Chief Executive Officer. The Board is uniformly of the view that Mr. Goldstein provides excellent leadership of the Board in the performance of its duties and that naming him as Chairman and Chief Executive Officer serves the best interest of stockholders.

The Board has not appointed an Independent Lead Director because the communication and decision-making among the Board with the current leadership structure has proved very effective. The Board will continue to periodically consider the need to appoint an Independent Lead Director.

MEETINGS IN EXECUTIVE SESSION AND PRESIDING NON-MANAGEMENT DIRECTOR

In accordance with applicable rules of the NYSE and our Corporate Governance Guidelines, the Board has adopted a policy to meet at each regularly scheduled Board meeting in executive session without management directors or any members of management being present. In addition, the Board’s independent directors meet at least once each year in executive session. At each executive session, a presiding director chosen by a majority of the directors present presides over the session.

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CORPORATE GOVERNANCE

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board, directly and through its committees, is actively involved in the oversight of our risk management policies.

COMMITTEE	RISK OVERSIGHT RESPONSIBILITIES

Audit Committee

•  oversees enterprise risk management, generally

•  reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor, control and manage these exposures, including our risk assessment and risk management guidelines and policies

•  meets regularly with those members of management responsible for our information security program and its related priorities and controls

•  receives updates on data security that include cybersecurity resilience and emerging trends, as well as progress toward key Company initiatives in this area

Compensation Committee	• oversees our compensation policies to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company

Compliance Committee

•  assists the Board in overseeing our compliance program, including compliance with the laws and regulations applicable to our business and compliance with our Code of Business Conduct and Ethics and other policies

Nominating and Governance Committee	• oversees our ESG risk by reviewing and assessing our ESG goals, policies and programs • assists the Board in overseeing succession plans for our senior management

The Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating and Governance Committee receive reports from, and discuss these matters with, management and regularly report on these matters to the Board.

COMPENSATION RISK ASSESSMENT

The Compensation Committee has evaluated our compensation structure from the perspective of enterprise risk management and the terms of our compensation policies generally, and believes our compensation policies and practices do not provide incentives for Team Members to take inappropriate business risks or risks reasonably likely to have a material adverse effect on us. Under their employment agreements, our named executive officers are eligible for bonuses and equity-based awards, up to a target percentage of their respective base salaries, based on the achievement of predetermined performance criteria established by the Compensation Committee. During 2022, the Company met the predetermined performance criteria; as a result, our named executive officers received bonus payments and equity-based awards for 2022, as further described in “— Major Elements of Executive Compensations.” The Compensation Committee’s active oversight of payouts under our annual short-term incentive program and equity-based compensation awards to executives, the discretionary nature of the Team Member bonuses, and the weighing of financial and individual performance factors means there may not be any direct correlation between any particular action by a Team Member and the Team Member’s receipt of a bonus. In addition, all Team Members eligible to receive bonuses are subject to our Forfeiture of Improperly Received Compensation Policy.

LAS VEGAS SANDS 2023 Proxy Statement	25

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders and interested parties who wish to contact our Board, the Chairman of the Board, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:

Board of Las Vegas Sands Corp.

c/o Corporate Secretary

5500 Haven Street

Las Vegas, Nevada 89119

Complaints and concerns relating to our accounting, internal control over financial reporting or auditing matters should be communicated to the Audit Committee using the procedures described below. All other stockholder and other communications addressed to our Board will be referred to our presiding non-management director of executive sessions and tracked by the Corporate Secretary. Stockholder and other communications addressed to a particular director will be referred to that director.

STOCKHOLDER COMMUNICATIONS WITH THE AUDIT COMMITTEE

Complaints and concerns relating to our accounting, internal control over financial reporting or auditing matters should be communicated to the Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through the Office of the General Counsel by writing to:

Las Vegas Sands Corp.

c/o Audit Committee of the Board of Directors

5500 Haven Street

Las Vegas, Nevada 89119

Attention: Office of the General Counsel

All communications will be reviewed under Audit Committee direction and oversight by the Office of the General Counsel, the Audit Services Group, which performs the Company’s internal audit function, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Office of the General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

26	LAS VEGAS SANDS 2023 Proxy Statement

EXECUTIVE OFFICERS

This section contains certain information about our current executive officers, including their names and ages (as of the mailing of these proxy materials), positions held and periods during which they have held such positions. There are no arrangements or understandings between our officers and any other person pursuant to which they were selected as officers.

NAME	AGE	TITLE

Robert G. Goldstein	67	Chairman and Chief Executive Officer

Patrick Dumont	48	President and Chief Operating Officer

Randy Hyzak	53	Executive Vice President and Chief Financial Officer

D. Zachary Hudson	43	Executive Vice President, Global General Counsel and Secretary

For background information on Mr. Goldstein and Mr. Dumont, please see “Board of Directors Nominees.”

Mr. Hyzak has been our Company’s Executive Vice President and Chief Financial Officer since January 26, 2021 and was our Senior Vice President and Chief Accounting Officer since March 2016, when he joined the Company. Prior to joining our Company, Mr. Hyzak served as vice president and chief accounting officer at Freescale Semiconductor, Inc., a global semiconductor company, from February 2009 to March 2016, and served in other finance and accounting leadership capacities there, including as corporate controller. Prior to joining Freescale in February 2005, Mr. Hyzak was a senior manager with the public accounting firm Ernst & Young LLP where he primarily served large global Fortune 500 clients working in its assurance and advisory services practice from 1994 through early 2005.

Mr. Hudson has been our Company’s Executive Vice President, Global General Counsel and Secretary since September 2019. Prior to joining our Company, Mr. Hudson served as executive vice president, general counsel and corporate secretary for Afiniti, an applied artificial intelligence company, from April 2016 through September 2019, and was an associate and then counsel at Bancroft PLLC, a law firm, from November 2011 to April 2016. Mr. Hudson served as a law clerk to U.S. Supreme Court Chief Justice John Roberts from 2010 to 2011 and to Justice Brett Kavanaugh in the U.S. Court of Appeals for the D.C. Circuit from 2009 to 2010. Prior to attending law school, Mr. Hudson served in the United States Navy, on the USS Santa Fe, as Lieutenant – Assistant Engineer.

LAS VEGAS SANDS 2023 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow under “Executive Compensation and Other Information.” This Compensation Discussion and Analysis section discusses our compensation philosophy and objectives and the compensation policies and programs for the following individuals who are referred to as our “named executive officers” for 2022:

∎	∎	∎	∎

ROBERT G. GOLDSTEIN Chairman and Chief Executive Officer	PATRICK DUMONT President and Chief Operating Officer	RANDY HYZAK Executive Vice President and Chief Financial Officer	D. ZACHARY HUDSON Executive Vice President, Global General Counsel and Secretary

— 2022 KEY ACCOMPLISHMENTS & FINANCIAL RESULTS

Despite the challenges caused by the reduction in travel and tourism spending in Asia over the last three years, we have continued to execute on our short and long-term operational and strategic objectives of ensuring the best possible preparation and positioning for our operating recovery in Asia and allocating capital to projects we believe will produce a high return on invested capital in our industry-leading Integrated Resorts in Macao and Singapore. A number of the key accomplishments by our senior management team during 2022 included the following important operational and strategic initiatives:

•	Prepared our operations for travel and tourism spending recovery

As travel patterns began to recover and visitation increased, our adjusted property EBITDA at MBS in Singapore was positive in all four quarters of 2022. On a hold-normalized basis, our adjusted property EBITDA at MBS increased sequentially in each of the second, third and fourth quarters of 2022. Our ability to achieve that pace of recovery required considerable planning, preparation, adaptation and execution across our MBS operations. Of equal importance throughout 2022 was our executive team’s preparation for the return of travel and tourism spending in Macao during 2023.

•	Continued capital investment in our most important markets

In 2022, we completed the remainder of the initial phases of investments in the creation of The Londoner Macao, significantly enhancing the positioning of our Macao property portfolio in anticipation of the recovery in travel and tourism spending in that region. We also made substantial progress on the ~$1.0 billion renovation of MBS, which will introduce new world-class suites and luxury tourism offerings and substantially enhance the overall guest experience for premium customers.

•	Completed sale of Our Las Vegas Operating Properties

The successful sale of our Las Vegas operations and assets for an aggregate purchase price of $6.25 billion, enhanced our balance sheet strength and liquidity as we prepared for the recovery of travel and tourism spending in Asia and allowed us to continue to invest meaningfully in our Macao and Singapore markets and pursue future growth opportunities in new markets. The sale process was successfully concluded in February 2022.

•	Secured a new ten-year gaming concession in Macao

We were gratified to receive a new ten-year gaming concession in Macao, providing us the opportunity to continue our 20-year track record of investment in Macao and to enhance Macao’s business and leisure tourism appeal. Our successful tender for one of the six available licenses represents a very significant milestone reached in the attainment of our long-term strategic objectives.

28	LAS VEGAS SANDS 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s 2022 financial performance results included:

$4.11B	Consolidated Net Revenue	$1.54B	Consolidated Net Loss From Continuing Operations	$732M	Consolidated Adjusted Property EBITDA from continuing operations(1)

(1)	Refer to Annex A, which includes a reconciliation of non-GAAP consolidated adjusted property EBITDA to net loss from continuing operations.

— COMPENSATION BEST PRACTICES

Our executive compensation program reflects many best practices:

WHAT WE DO		WHAT WE DON’T DO

✓	Provide the opportunity for stockholders to vote on the advisory “say-on-pay” proposal on an annual basis	No supplemental executive retirement plans

✓	Maintain a clawback policy for our cash and equity incentive awards	No guaranteed bonuses

✓	Utilize short-term and long-term performance-based incentives	No repricing of stock options

✓	Fully disclose our incentive plan performance measures	No “golden parachute” excise tax gross ups

✓	Align our executive compensation structure with the interests of our stockholders	No “single-trigger” vesting or benefits solely upon the occurrence of a change in control

✓	Provide for a majority of executive compensation that is at-risk and tied to the Company’s performance	Provide for annual equity compensation for executive officers that does not have a performance-based element

✓	Retain an independent executive compensation consultant

✓	Include ESG metrics in our performance-based compensation

— OUR EXECUTIVE COMPENSATION PROGRAM

Objectives of Our Executive Compensation Program

We design our executive compensation program to drive the creation of long-term stockholder value. We do this by tying compensation to the achievement of performance goals that promote creation of stockholder value and by designing compensation to attract and retain high-caliber executives in a competitive market for talent.

Our executive compensation program is overseen by the Compensation Committee, which has developed the program to accomplish the following primary objectives:

•	Attract and retain key executive talent to support our strategic growth priorities and culture

•

Maximize long-term stockholder value through alignment of the compensation and interests of the executive officers with those of our stockholders, including by granting equity-based compensation in the form of restricted stock units and stock options that incentivize growing our business in ways that drive stock price appreciation over the long term

•	Reward the executive officers by aligning their compensation with the achievement of our financial and strategic objectives

•	Promote good corporate citizenship in our executive officers

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Annual Compensation Mix

The above annual compensation mix is based on the employment agreement of each named executive officer and reflects the following:

•	Target annual incentive denotes annual cash bonus and assumes “at target” achievement of goals; and

•	Excludes benefits such as security, personal aircraft usage and health coverage.

The amounts represented above are the contractual annual amounts pursuant to these employment agreements. Actual amounts earned may differ for the year.

The principal components of total direct compensation and their key objectives for our named executive officers are set forth below:

•	Base Salary is set by the Compensation Committee in employment agreements to reflect job responsibilities and to provide competitive fixed pay to balance performance-based compensation.

•

Short-Term Incentives (Annual Cash Bonus) are structured to align to our global financial and operational execution with targets established annually by the Compensation Committee, taking into consideration the annual budget approved by the Board. The targets are designed to encourage the continuation of our investment and development initiatives and increase stockholder returns.

•

Long-Term Incentives (Annual Equity Awards) are granted by the Compensation Committee to provide incentives to create and sustain longer-term growth in stockholder value and are structured to align to our global financial and operational execution with targets established annually by the Compensation Committee, taking into consideration the annual budget approved by the Board. From time to time in its discretion, the Compensation Committee may also approve one-time equity grants.

•	Personal Benefits are provided to allow our executives to effectively and efficiently focus on their roles and responsibilities.

The Process of Setting Executive Compensation

We have entered into employment agreements with Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson. These employment agreements provide the overall framework for the compensation for our named executive officers, including base salary, target bonus amounts and equity-based awards. The Compensation Committee approved the compensation packages for Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson at the time we entered into their respective employment agreements and any amendments thereto and approved all bonuses and equity awards granted during the terms of these agreements.

The Compensation Committee believes that most of the compensation for named executive officers should be at risk and tied to a combination of short-term Company performance and long-term stockholder value creation. As indicated above, 84% and 77% of the compensation of Mr. Goldstein and our other named executive officers, respectively, varies with either short-term or long-term Company performance. In establishing a mix of fixed and variable compensation, the Compensation Committee seeks to maintain its goal of making the majority of compensation tied to performance, while also affording compensation opportunities that, in success, would be competitive with alternatives available to the executive.

The Compensation Committee believes at-risk compensation provides our named executive officers with clear objectives to meet annual financial targets to continue the historical execution of our strategic objectives of growing our operations by

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COMPENSATION DISCUSSION AND ANALYSIS

continued investment in our Integrated Resort properties and increasing returns to stockholders, while also aligning the equity component of compensation to the creation of long-term stockholder value. Specifically, the Compensation Committee believes that granting equity-based compensation in the form of restricted stock units and stock options, upon meeting annual financial and performance targets, incentivizes management to continue to grow our business in ways that drive stock price appreciation over the long term.

As previously noted in “Stockholder Engagement” we have received input from investors regarding the compensation framework for our named executive officers. The primary focus of the feedback related to the long-term incentives under the employment agreements of our named executive officers, specifically the performance criteria associated with the long-term incentives being measured over only one year versus over multiple years. The Compensation Committee acknowledges the feedback, but currently considers the current one-year measurement period to be appropriate, taking into consideration the impact of COVID-19 in Asia on the Company’s operations in Macao and Singapore since February 2020.

In establishing the compensation for all named executive officers, other than the CEO, the Compensation Committee considers the recommendations and input of the CEO. The CEO performs annual performance reviews of the other named executive officers and makes recommendations to the Compensation Committee. The Compensation Committee considers these recommendations and ultimately makes the final decision.

— MAJOR ELEMENTS OF NAMED EXECUTIVE OFFICER COMPENSATION

The major elements of compensation for our named executive officers and details regarding how each component was determined in 2022 are described below.

Base Salary

Base salary levels for our named executive officers are set forth in their respective employment agreements. The base salary amounts were determined at the time we entered into the various employment agreements based on each individual’s professional experience and scope of responsibilities within our organization, compensation levels for others holding similar positions in other organizations and compensation levels for senior executives at the Company.

Short-Term Incentives (Annual Cash Bonus)

For 2022, our named executive officers were eligible for short-term performance-based cash incentives under their employment agreements, subject to the Company’s Executive Cash Incentive Plan. The Executive Cash Incentive Plan establishes a program of short-term incentive compensation awards for executive officers and other key executives that is directly related to our performance results. For more information about short-term incentive awards, see “Executive Compensation and Other Information — Employment Agreements.”

Long-Term Incentives (Annual Equity Awards)

Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson are eligible for long-term equity incentives under our Amended and Restated 2004 Equity Award Plan, which is administered by the Compensation Committee and was created to allow us to attract, retain and motivate Team Members and to enable us to provide incentives directly related to increases in our stockholder value. The employment agreements for Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson provided for sign-on equity incentive awards in the form of restricted stock units and also provide for annual grants of equity incentive awards in the form of restricted stock units subject to meeting performance criteria set by the Compensation Committee. The Compensation Committee believes that providing such long-term equity incentives:

•

aligns our executive officers’ long-term interest with those of our stockholders by incentivizing management to continue to grow our business in ways that drive stock price appreciation over the long term;

•	ensures focus on building and sustaining stockholder value; and

•	promotes retention of our executive officers.

For more information about long-term incentives, see “— Executive Compensation Related Policies and Practices — Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units” and “Executive Compensation and Other Information — Employment Agreements.”

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Personal Benefits

We provide all of our eligible Team Members with personal benefits so that they can focus on performing their duties and responsibilities for the Company, which include:

•

Healthcare: medical/prescription, dental, vision, short-term disability, life and accidental death and disability insurance options at no premium cost; group healthcare insurance; and other support for both physical and mental health, such as a free Employee Assistance Program for employees and their household at SCL, which provides information regarding nutrition, disease management, stress reduction and injury prevention;

•

Retirement benefits: retirement planning programs, which may include contributions from the Team Member as well as matching from the employer (the matching element was suspended throughout the COVID-19 Pandemic, but was reinstituted in the third quarter of 2022);

•	Subsidized child care programs;

•	Paid parental leave for new parents;

•

Training and development: through Sands Academy, our global training and development platform, we provide courses, learning tools, coaching opportunities and one-on-one consulting to help employees fulfill their potential, as well as provide tuition reimbursement; and

•	On-site provision of meals.

In addition to the health, welfare and retirement programs generally available to all of our eligible Team Members, we provide our named executive officers with certain other personal benefits, each of which the Compensation Committee believes are reasonable and in the best interest of the Company and our stockholders, including:

•	participating in a supplemental medical expense reimbursement program (in which other members of senior management—but not all Team Members—also participate);

•	utilization of Company personnel, facilities and services on a limited basis, subject to the receipt of appropriate approvals and reimbursement to the Company; and

•	use of Company-owned aircraft for business and personal travel, subject to appropriate approvals.

We also pay for the cost of security services for Mr. Goldstein and Mr. Dumont. These security measures were provided for the benefit of the Company and based on the advice of an independent security consultant. We do not consider such security costs to be personal benefits since these costs arise from the nature of Mr. Goldstein and Mr. Dumont’s role within the Company. However, the SEC rules require security costs to be reported as personal benefits. In connection with the aforementioned security concerns, Mr. Goldstein and his spouse, and Mr. Dumont and his immediate family members utilize, as described herein, Company-owned or -managed aircraft for personal travel. Mr. Goldstein and Mr. Dumont recognize taxable income for any personal aircraft usage by Mr. Goldstein or his spouse, and by Mr. Dumont and his immediate family, respectively, for which each receives a tax reimbursement from the Company for such personal aircraft usage.

Refer to “Employment Agreements” for additional details on eligible perquisites for each of our named executive officers under their respective employment agreements, and “Executive Compensation and Other Information — All Other Compensation” for the cost of providing such perquisites during 2022.

2022 Executive Compensation Performance Criteria

As described above in “— The Process of Setting Executive Compensation,” Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson each have an employment agreement with the Company that provides the overall framework for compensation, and the Compensation Committee pre-determines performance targets within that framework for an applicable year in order to establish the annual short-term (cash) and long-term (equity) incentives.

In determining the 2022 performance targets, the Compensation Committee’s goal was to set aggressive objectives based on its review of the annual budget information provided by management and the Board’s discussions with our named executive officers and management about the assumptions underlying the 2022 budget and the Company’s operating and development plans for 2022. The Compensation Committee believes that achievement of the 2022 performance targets required Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson to perform at a high level to earn the target short- and long-term incentive payments.

32	LAS VEGAS SANDS 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

For 2022, the Compensation Committee set the performance targets as follows:

•	Extension or renewal of the Macao concession

•	Continued progress on U.S. based development opportunities

•	Advancement of digital business initiatives

•	Balance sheet and liquidity management in a pandemic operating environment

•	Substantial progress on our MBS renovation program

•	LVS consolidated adjusted property EBITDA increase of 20% over 2021 level of $786 million

Pursuant to each of our named executive officer’s employment agreements and as further established by the Compensation Committee, if four of these performance criteria are met, the annual short- and long-term incentives are at 85% of target; if five of these performance criteria are met, the annual short- and long-term incentives are at 100% of target; and if six of these performance criteria are met, the annual short- and long-term incentives are at 115% of target. If three or fewer of these performance criteria are met, the annual short- and long-term incentives are not provided.

Additionally, for 2022, the Compensation Committee established an ESG adjustment factor whereby if at least three out of four of the below metrics were met, the annual short- and long-term incentives would be paid at the level earned pursuant to the Company’s performance against the metrics discussed above, and if less than three of the below metrics were met, the annual short- and long-term incentives would be adjusted to 90% of the level earned pursuant to the Company’s performance metrics discussed above. For 2022, the Compensation Committee set the ESG metrics as follows:

•	Annual ESG reporting to the Board

•	Demonstration of progress in decreasing carbon emissions in line with five-year target in 2021 - 2025 period

•	Expansion of Sands Cares Accelerator in Asia; transition of Sands Cares in U.S.

•	Recognition on three global, regional or national ESG related indices or listings

LAS VEGAS SANDS 2023 Proxy Statement	33

The 2022 performance criteria were achieved and awarded as follows:

Short-term Performance-based Cash Incentive Targets

TARGET	RATIONALE	ACHIEVEMENT STATUS	ACHIEVEMENT DETAILS

Extension or renewal of Macao concession	Macao has historically generated the largest cash flow for us	Achieved	Concession awarded in December 2022

Continued progress on U.S. based development opportunities	Integrated Resort development in key growth markets in the U.S. is a priority for us	Achieved	We made substantial progress on work needed to prepare for a potential license application in New York

Advancement of digital business initiatives	Digital initiatives in specific products and markets is a development opportunity for us	Achieved	Specific criteria for our digital initiatives were certified as achieved by the Board

Balance sheet and liquidity management in pandemic operating environment	Balance sheet and liquidity management during the COVID-19 Pandemic is key to the Company’s ability to continue to drive value for our stockholders	Achieved	We attained liquidity of $8.79 billion as of December 31, 2022

Substantial progress on MBS renovation program	Continuing to maintain and expand the iconic Marina Bay Sands drives revenue and provides value to our shareholders	Achieved	We made substantial progress on renovations for existing property and plans for future expansion

LVS consolidated adjusted property EBITDA increase of 20% over 2021 level of $786 million	Consolidated adjusted property EBITDA establishes our ability to support the continued investment in our existing properties and future development projects and to return capital to stockholders	Not achieved	$732 million consolidated adjusted property EBITDA for 2022 due to the pandemic-related reduction in travel and tourism spending in Macao

5 out of 6 metrics achieved for a payout at 100% of target

34	LAS VEGAS SANDS 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

ESG Metrics:

TARGET	RATIONALE	ACHIEVEMENT STATUS	ACHIEVEMENT DETAILS

Annual ESG reporting to Board	Board oversight of ESG matters is important to good governance	Achieved	Board, via the Nominating and Governance Committee, considers ESG matters quarterly

Demonstration of progress in decreasing carbon emissions in line with five-year target in 2021 - 2025 period	Carbon emission decrease is one of the Company’s critical environmental targets	Achieved	We achieved a greenhouse gas emission reduction of 50% from the baseline year

Expansion of Sands Cares Accelerator in Asia; transition of Sands Cares in U.S.	Long-term investment in the communities in which we operate	Achieved	We added a new member in Macao that started the Accelerator program in 2022 and in connection with the Las Vegas sale and new integrated resort opportunities in New York and Texas adjusted our Sands Cares focus in the U.S.

Recognition on three global, regional or national ESG related indices or listings	Objective measure of the standard to which our ESG program is performing	Achieved

Named to the DJSI World for the third consecutive year and DJSI North America for the fifth consecutive year in 2022

Included in the FTSE4Good Index Series

Recognized by Newsweek as one of America’s Most Responsible Companies

Included on the Drucker Institute’s list of the 250 best-managed publicly traded companies, the only IR development or gaming company to be recognized

4 out of 4 ESG metrics achieved for an adjustment factor of 100%

Short- and long-term incentives awarded at 100% of target

LAS VEGAS SANDS 2023 Proxy Statement	35

Achievement of 2021 Performance Options

In December 2021, in order to further align the compensation of our named executive officers to the accomplishment of long-term operating objectives and after considering input from Korn Ferry (the Compensation Committee’s independent compensation consultant), the Compensation Committee granted performance-based stock options (the “2021 Performance Options”) to Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson. Our named executive officers did not receive any payouts under our management incentive program for either 2020 or 2021 in connection with the impact of the global pandemic. The 2021 Performance Options terms and conditions are as follows:

*   Obtaining LEED certification of our new standalone Las Vegas corporate offices; completion of a review of our hiring and compensation practices; and completion of the identification and definition of diversity, equity and inclusion principles for our SCL and MBS subsidiaries.

In December 2022, the Compensation Committee certified the achievement of 3 out of 4 performance criteria as follows, resulting in the achievement of the award:

TARGET	RATIONALE	ACHIEVEMENT STATUS	ACHIEVEMENT DETAILS

Completion of the sale of our Las Vegas operations and assets by June 30, 2022	Key driver of liquidity	Achieved	Sale closed February 23, 2022

Extension or renewal of our Macao casino concession by December 31, 2022	Continuation of key gaming operations in Macao	Achieved	Concession awarded December 16, 2022

Completion of The Londoner Macao by June 30, 2022	Improving the asset base in a key market	Achieved	The Londoner Macao completed by June 30, 2022

Completion of a review of our hiring and compensation practices

Completion of the identification and definition of diversity, equity and inclusion principles for our SCL and MBS subsidiaries

LEED certification of our new standalone Las Vegas corporate offices

	We believe a focus on ESG is important to our overall success	Partially Achieved

Review of our hiring and compensation practices completed December 21, 2022

Identification and definition work completed December 21, 2022

Las Vegas corporate offices not completed by December 31, 2022

3 out of 4 criteria achieved, resulting in the certification of the 2021 Performance Options

Upon certain limited qualifying terminations of employment (i.e., termination without cause or for good reason), any unvested options will remain outstanding and eligible to vest. To avoid windfall scenarios, the performance-based stock options do not contain retirement protections and always require satisfaction of the performance objectives.

36	LAS VEGAS SANDS 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements

Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson are employed pursuant to multi-year employment agreements that reflect the individual negotiations with each of them. We use multi-year employment agreements to foster retention and succession planning, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which allows these executives to remain focused on the Company’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements.

LAS VEGAS SANDS 2023 Proxy Statement	37

Employment agreement terms and compensation for our executive officers are summarized as follows:

MR. GOLDSTEIN

Employment Agreement Term

•  Effective as of January 26, 2021

•  Terminates on March 1, 2026

The Compensation Committee considered factors including Mr. Goldstein’s position as the Company’s Chief Executive Officer, his tenure at the Company, his business experience and knowledge of the Company’s industry, as well as recommendations and advice from Korn Ferry (the Compensation Committee’s independent compensation consultant), and, based on these factors and discussions with Korn Ferry, the Compensation Committee determined that the terms of Mr. Goldstein’s employment agreement were fair to the Company.

Salary

Mr. Goldstein’s base salary is $3,000,000, pursuant to his employment agreement. Mr. Goldstein’s base salary was decreased from $4,500,000 prior to his entry into the employment agreement to $3,000,000 as part of our effort to ensure that most of his compensation should be “at-risk.”

Short-Term Incentive

Under his employment agreement, Mr. Goldstein has a target bonus opportunity of 200% of his base salary, or $6,000,000, subject to his achievement of performance criteria established by the Compensation Committee.

The bonus is payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee.

In 2022, the performance criteria were certified at 100%, and as a result, Mr. Goldstein received a bonus of $6 million. See “— 2022 Executive Compensation Performance Criteria.”

Long-Term Incentive

Mr. Goldstein received a one-time initial award of 150,000 restricted stock units (“RSU”s) in connection with his employment agreement. These initial RSUs will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

Under his employment agreement, Mr. Goldstein has a target annual equity award opportunity equal to 325% of his base salary, or $9,750,000, subject to his achievement of performance criteria established by the Compensation Committee. The annual equity award will be granted at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The annual equity award will be paid in the form of RSUs that will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

The performance criteria for the 2022 RSU award were certified at 100%, and as a result, Mr. Goldstein received an RSU award of $9.75 million. See “— 2022 Executive Compensation Performance Criteria.”

On December 3, 2021, Mr. Goldstein received options to purchase 2,000,000 shares of our Common Stock that vest annually over three years, subject to the satisfaction of certain performance objectives by December 31, 2022, which the Compensation Committee certified as of December 31, 2022. See “— Achievement of 2021 Performance Award.” The continued vesting of these options is subject to Mr. Goldstein’s continued employment with the Company.

Personal Benefits*

Mr. Goldstein is entitled to:

•  Security services and utilization of Company-owned jet aircraft for business and personal purposes for the benefit of the Company at the Company’s expense, and pursuant to the advice of an independent security consultant and the approval of the Compensation Committee.

•  At his election, first class travel on commercial airlines for all business trips and first class hotel accommodations.

•  Mr. Goldstein is eligible to receive an income tax gross up for the foregoing benefits if they are determined to be taxable income to him.

The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of appropriate approvals. Mr. Goldstein is required to reimburse the Company in full for these services.

Mr. Goldstein participates in a group supplemental medical insurance program available to certain of our senior officers.

38	LAS VEGAS SANDS 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

MR. DUMONT

Employment Agreement Term

•  Effective as of January 26, 2021

•  Terminates on March 1, 2026

The Compensation Committee considered factors including Mr. Dumont’s position as the Company’s President and Chief Operating Officer, his tenure at the Company, his business experience and knowledge of the Company’s industry, as well as recommendations and advice from Korn Ferry, and, based on these factors and discussions with Korn Ferry, the Compensation Committee determined that the terms of Mr. Dumont’s employment agreement were fair to the Company.

Salary

Mr. Dumont’s base salary is $2,500,000, pursuant to his employment agreement. Mr. Dumont’s annual base salary was increased from $1,200,000 prior to his entry into the employment agreement to $2,500,000 to reflect his increased level of seniority and responsibility.

Short-Term Incentive

Under his employment agreement, Mr. Dumont has a target bonus opportunity of 200% of his base salary, or $5,000,000, subject to his achievement of performance criteria established by the Compensation Committee.

The bonus is payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee after consultation with the Company’s Chief Executive Officer.

In 2022, the performance criteria were certified at 100%, and as a result, Mr. Dumont received a bonus of $5 million. See “— 2022 Executive Compensation Performance Criteria.”

Long-Term Incentive

Mr. Dumont received a one-time initial award of RSUs in an amount equal to 200% of his base salary, or $5,000,000, in connection with his employment agreement. These initial RSUs will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

Under his employment agreement, Mr. Dumont has a target annual equity award opportunity equal to 200% of his base salary, or $5,000,000, subject to his achievement of performance criteria established by the Compensation Committee. The annual equity award will be granted at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The annual equity award will be paid in the form of RSUs that will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

The performance criteria for the 2022 RSU award were certified at 100%, and as a result, Mr. Dumont received an RSU award of $5 million. See “— 2022 Executive Compensation Performance Criteria.”

On December 3, 2021, Mr. Dumont received options to purchase 1,500,000 shares of our Common Stock that vest annually over three years, subject to the satisfaction of certain performance objectives by December 31, 2022, which the Compensation Committee certified as of December 31, 2022. See “— Achievement of 2021 Performance Award.” The continued vesting of these options is subject to Mr. Dumont’s continued employment with the Company.

Personal Benefits*

Mr. Dumont is entitled to:

•  Security services and utilization of Company-owned jet aircraft for business and personal purposes, for the benefit of the Company at the Company’s expense, and pursuant to the advice of an independent security consultant and the approval of the Compensation Committee.

•  At his election, first class travel on commercial airlines for all business trips and first class hotel accommodations.

•  Mr. Dumont is eligible to receive an income tax gross up for the foregoing benefits if they are determined to be taxable income to him.

The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of appropriate approvals. Mr. Dumont is required to reimburse the Company in full for these services.

Mr. Dumont participates in a group supplemental medical insurance program available to certain of our senior officers.

LAS VEGAS SANDS 2023 Proxy Statement	39

MR. HYZAK

Employment Agreement Term

•  Effective as of January 26, 2021

•  Terminates on March 1, 2026

The Compensation Committee considered factors including Mr. Hyzak’s finance background and experience with the Company, as well as recommendations and advice from Korn Ferry, when approving his employment agreement, and, based on these factors and discussions with Korn Ferry, the Compensation Committee determined that the terms of Mr. Hyzak’s employment agreement were fair to the Company.

Salary	Mr. Hyzak’s base salary is $1,200,000, pursuant to his employment agreement.

Short-Term Incentive

Under his employment agreement, Mr. Hyzak has a target bonus opportunity of 125% of his base salary, or $1,500,000, subject to his achievement of performance criteria recommended by the Chief Executive Officer and established by the Compensation Committee.

The bonus is payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee after consultation with the Company’s Chief Executive Officer.

In 2022, the performance criteria were certified at 100%, and as a result, Mr. Hyzak received a bonus of $1.5 million. See “— 2022 Executive Compensation Performance Criteria.”

Long-Term Incentive

Mr. Hyzak received a one-time initial award of RSUs in an amount equal to 125% of his base salary, or $1,500,000, in connection with his employment agreement. These initial RSUs will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

Under his employment agreement, Mr. Hyzak has a target annual equity award opportunity equal to 125% of his base salary, or $1,500,000, subject to his achievement of performance criteria established by the Compensation Committee. The annual equity award will be granted at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The annual equity award will be paid in the form of RSUs that will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

The performance criteria for the 2022 RSU award were certified at 100%, and as a result, Mr. Hyzak received an RSU award of $1.5 million. See “— 2022 Executive Compensation Performance Criteria.”

On December 3, 2021, Mr. Hyzak received options to purchase 500,000 shares of our Common Stock that vest annually over three years, subject to the satisfaction of certain performance objectives by December 31, 2022, which the Compensation Committee certified as of December 31, 2022. See “— Achievement of 2021 Performance Award.” The vesting of these options is subject to Mr. Hyzak’s continued employment with the Company.

Personal Benefits*

The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of appropriate approvals. Mr. Hyzak is required to reimburse the Company in full for these services.

Mr. Hyzak participates in a group supplemental medical insurance program available to certain of our senior officers.

40	LAS VEGAS SANDS 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

MR. HUDSON

Employment Agreement Term

•  Originally effective as of September 30, 2019

•  Amended effective March 1, 2021

•  Terminates on March 1, 2026

The Compensation Committee considered factors including Mr. Hudson’s extensive legal background and experience, as well as recommendations and advice from Korn Ferry, when approving his amended employment agreement, and, based on these factors and discussions with Korn Ferry, the Compensation Committee determined that the terms of Mr. Hudson’s amended employment agreement were fair to the Company.

Salary	Mr. Hudson’s base salary is $1,100,000, pursuant to his amended employment agreement.

Short-Term Incentive

Under his amended employment agreement, Mr. Hudson has a target bonus opportunity of 125% of his base salary, or $1,375,000, subject to his achievement of performance criteria recommended by the Chief Executive Officer and established by the Compensation Committee.

The bonus is payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee after consultation with the Company’s Chief Executive Officer.

In 2022, the performance criteria were certified at 100%, and as a result, Mr. Hudson received a bonus of $1.38 million. See “— 2022 Executive Compensation Performance Criteria.”

Long-Term Incentive

Mr. Hudson received a one-time initial award of RSUs in an amount equal to 125% of his base salary, or $1,375,000, in connection with his employment agreement. These initial RSUs will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

Under his amended employment agreement, Mr. Hudson has a target annual equity award opportunity equal to 125% of his base salary, or $1,375,000, subject to his achievement of performance criteria established by the Compensation Committee. The annual equity award will be granted at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The annual equity award will be paid in the form of RSUs that will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

The performance criteria for the 2022 RSU award were certified at 100%, and as a result, Mr. Hudson received an RSU award of $1.38 million. See “— 2022 Executive Compensation Performance Criteria.”

On December 3, 2021, Mr. Hudson received options to purchase 500,000 shares of our Common Stock that vest annually over three years, subject to the satisfaction of certain performance objectives by December 31, 2022, which the Compensation Committee certified as of December 31, 2022. See “— Achievement of 2021 Performance Award.” The vesting of these options is subject to Mr. Hudson’s continued employment with the Company.

Personal Benefits*

The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of appropriate approvals.

Mr. Hudson is required to reimburse the Company in full for these services. Mr. Hudson participates in a group supplemental medical insurance program available to certain of our senior officers.

*	Personal Benefits:

•	The Compensation Committee believes providing these benefits to our executives is appropriate as it facilitates our executives’ performance of their duties.

•	For more information, see footnote (3) to the 2022 Summary Compensation Table under “Executive Compensation and Other Information.”

LAS VEGAS SANDS 2023 Proxy Statement	41

Change in Control and Termination Payments

The employment agreements with Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson provide for payments and the continuation of benefits upon certain terminations of employment, including upon certain terminations of employment within two years following a change in control of the Company. In addition, the employment agreements with Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson include restrictive covenants relating to future employment. The Compensation Committee believes that eligibility to receive post-termination payments provides important retention incentives during what can be an uncertain time for executives. The eligibility to receive such payments also provides executives with additional monetary motivation to focus on and complete a transaction that our Board believes is in the best interests of our stockholders rather than to seek new employment opportunities.

Under their employment agreements, if any payments to our named executive officers are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Code”), the payments that are considered to be “parachute payments” will be limited to the greatest amount that can be paid without causing any excise tax to be applied to the executive or loss of deduction to the Company, but only if, by reason of such reduction, the net after-tax benefit to them (as defined in their employment agreement) exceeds the net after-tax benefit if the reduction were not made.

Our Amended and Restated 2004 Equity Award Plan was originally established in 2004 and amended most recently in 2019. The purpose of the plan is to provide a means through which the Company may attract able persons to enter and remain in the employ of the Company. The change in control provisions of the plan were designed in furtherance of this goal.

Further information about benefits upon certain terminations of employment (including following a change in control) are described under “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control.”

— TAX AND ACCOUNTING CONSIDERATIONS RELATING TO EXECUTIVE COMPENSATION

Section 162(m) of The Internal Revenue Code

The Compensation Committee takes into account multiple considerations when determining the components of our executive compensation program, including the tax-deductibility of compensation. The Compensation Committee maintains the flexibility to pay non-deductible incentive compensation if it determines that doing so is in the best interest of the Company and our stockholders.

Section 162(m) of the Code generally limits the tax deductibility of compensation paid to any of our executive officers who are subject to Section 162(m) (our “Covered Employees”), including our named executive officers, to $1 million during any fiscal year. Since 2018, when the most commonly used exception to the $1 million deduction limit, the “performance-based compensation” exception, was eliminated, the compensation paid to our Covered Employees, including our named executive officers, in excess of $1 million is generally nondeductible, whether or not it is performance-based or paid before or after any termination of employment.

42	LAS VEGAS SANDS 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

— EXECUTIVE COMPENSATION RELATED POLICIES AND PRACTICES

Policies Regarding Stock Ownership and Hedging the Economic Risk of Stock Ownership

We believe the number of shares of our Common Stock owned by each director and executive officer is a personal decision. We encourage stock ownership, including through the compensation policies applicable to our executive officers. Accordingly, we have not adopted a policy requiring our executive officers to hold a minimum amount of our Common Stock during their employment at the Company. Additionally, our non-employee directors are not permitted to sell any equity received from the Company as compensation for their services while they remain on our Board.

Under our securities trading policy, our executive officers, directors and Team Members are not permitted to hold our Common Stock in a margin account or pledge our Common Stock for a loan, sell our Common Stock short, buy or sell puts, calls or other derivative instruments relating to our Common Stock or enter into hedging or monetization transactions involving our Common Stock.

Forfeiture of Improperly Received Compensation Policy

Our Board has adopted a forfeiture of improperly received compensation policy (the “Policy”), which applies to all Team Members of the Company and its affiliates eligible to receive a bonus, incentive or equity award based in whole or in part on financial performance measures. The Policy applies whenever (1) there is a restatement (as such term is defined in the Policy) and it results in a revision to one or more performance measures used to determine an annual bonus or other incentive or equity-based compensation paid or awarded to a Team Member in respect of the period(s) to which the restatement relates (the “relevant period”), (2) the relevant period commenced not more than three years prior to the time at which the need for the restatement is identified, (3) such revision results in a reduction in the amount or value of such bonus or other incentive or equity-based compensation and (4) such restatement is, in whole or in part, caused by the Team Member’s misconduct (“Misconduct,” as such term is defined in the Policy). Our Board, or a designated Committee, may in its discretion require repayment and forfeiture of all or a portion of any bonus or incentive or equity-based compensation awarded to or received or earned by such Team Member in respect of the relevant period, generally to the extent such bonus or incentive or equity-based compensation exceeds the amount that would have been awarded, received or earned based on the revised performance measures. Whether a Team Member has engaged in Misconduct and the amount or value to be repaid and forfeited shall be determined at the sole discretion of our Board or a designated Committee.

Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units

Grants of stock options, restricted stock and restricted stock units under our Amended and Restated 2004 Equity Award Plan are approved by the Compensation Committee or, for certain Team Members who are not directors or executive officers of the Company, approved jointly by our Chief Executive Officer and our President and Chief Operating Officer pursuant to a specific delegation of authority from the Compensation Committee. Each member of the Compensation Committee is an independent director, a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m). The exercise price of all stock options to purchase shares of our Common Stock is equal to the fair market value of our Common Stock on the grant date.

— ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2022 Annual Meeting, our stockholders provided an advisory (non-binding) vote on the fiscal 2021 compensation of our named executive officers, which we refer to as the “say-on-pay” vote. The compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the proxy statement) was approved, with more than 65% of the votes cast voting “for” approval of the “say-on-pay” proposal.

The Compensation Committee acknowledges the lower than desired results of the “say-on-pay” vote in 2022 and the previous three years and, as a result, we are continuing to dialogue with our stockholders on this important issue. Specifically, during 2022, we engaged with representatives of the majority of our largest institutional stockholders to discuss specific concerns and solicit feedback in a number of areas, including our executive compensation structure. We value this important dialogue with stockholders on our executive compensation program design and we considered that feedback as the Compensation Committee determined the short- and long-term incentive criteria for 2023. We will continue to solicit input during 2023 from stockholders and will present the results of these discussions to our Compensation Committee. For additional details on the breadth of our stockholder engagement efforts during 2022, see “Stockholder Engagement”.

LAS VEGAS SANDS 2023 Proxy Statement	43

We look forward to continuing the important and valuable dialogue with our stockholders regarding our executive compensation program structure and design.

— THE COMMITTEE’S COMPENSATION CONSULTANTS

For 2022, the Compensation Committee retained AETHOS Consulting Group (“AETHOS”) and Korn Ferry as its independent compensation consultants. AETHOS and Korn Ferry provided their advice on an as-needed basis upon the request of the Compensation Committee.

The Compensation Committee determined each of AETHOS and Korn Ferry to be independent under applicable SEC and NYSE rules, based on the Compensation Committee’s review of the services provided to us as described above and information provided by each of AETHOS and Korn Ferry, and concluded no conflict of interest exists that would prevent AETHOS or Korn Ferry from independently advising the Compensation Committee.

Additionally, in early 2021, the Compensation Committee retained Korn Ferry to provide updated benchmarking with respect to the appropriate level of compensation for our executive officers, as well as recommendations and advice with respect to our execution of new or amended employment agreements with each of our executive officers. As part of its competitive pay analysis, the Compensation Committee considered information provided by Korn Ferry that compared executive compensation levels for Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson against the compensation levels of similarly-situated executives in comparable positions at our peer group companies, as identified by Korn Ferry and described below.

For purposes of these analyses, the Compensation Committee worked with Korn Ferry to identify two peer groups. The primary group (our “Primary Peer Group”) includes companies in the hospitality industry that compete with us for the same executive-level talent and are of similar size, complexity and scope and share other characteristics with us. The secondary group (our “Secondary Peer Group”) consists of a broader market group of companies that are included in FORTUNE magazine’s “World’s Most Admired Companies” list, meet specified size parameters, and earn approximately 50% or more of their revenues outside of the United States. Developing a Primary Peer Group and Secondary Peer Group allowed us to develop a broad set of comparables for Mr. Goldstein and Mr. Hyzak and a combined set of comparables for Mr. Dumont and Mr. Hudson (positions for which there were fewer publicly-disclosed direct matches than for the CEO and CFO positions).

Primary Peer Group

• Paramount Global	• Hilton Worldwide Holdings Inc.

• Starbucks Corporation	• Yum China Holdings, Inc.

• McDonald’s Corporation	• Caesars Entertainment, Inc.

• Marriott International, Inc.	• Wynn Resorts, Limited

• MGM Resorts International	• Norwegian Cruise Line Holdings Ltd.

• Carnival Corporation & plc	• Penn Entertainment, Inc

• Live Nation Entertainment, Inc.	• Hyatt Hotels Corporation

• Royal Caribbean Cruises Ltd.	• Travel + Leisure Co.

Secondary Peer Group

• Nike, Inc.	• Newmont Corporation

• 3M Company	• Lam Research Corporation

• Hewlett Packard Enterprise Company	• Yum China Holdings, Inc.*

• Mondelēz International, Inc.	• Fortive Corporation

• McDonald’s Corporation*	• Wynn Resorts, Limited*

• Qualcomm Incorporated	• Activision Blizzard, Inc.

• Colgate-Palmolive Company	• Yum! Brands, Inc.

• The Estée Lauder Companies Inc.	• Electronic Arts Inc.

*	Indicates that the company is also included in the Primary Peer Group.

44	LAS VEGAS SANDS 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

To assess the competitiveness of our executive compensation program, the Compensation Committee analyzed compensation data obtained from the Primary and Secondary Peer Group proxy materials. As part of this process, the Compensation Committee measured our program’s competitiveness by comparing relevant market data against actual pay levels within each compensation component, and in the aggregate, for each executive officer position. As part of its assessment, the Compensation Committee determined that the current level of compensation for our executive officers was generally fair, based on a comparison of the total direct compensation provided to our executive officers against the total direct compensation provided by our peers to similarly-situated executives, especially with respect to the long-term incentive component of compensation. For purposes of updating our executive compensation programs, in order to retain and motivate our executive team, the Compensation Committee generally compared the target total direct compensation of each of our executive officers in relation to the 75th percentile of our peer companies for similar positions, with actual target total direct compensation recommendations ranging from the 50th to the 92nd percentile after consideration of various factors, including our performance relative to our peers, the unique characteristics of the Company and the individual executive’s position, and succession planning and retention considerations.

LAS VEGAS SANDS 2023 Proxy Statement	45

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on the review and discussions, the Compensation Committee recommended to the Board the Compensation Discussion and Analysis be included by reference in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Micheline Chau, Chair

Lewis Kramer

David F. Levi

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

46	LAS VEGAS SANDS 2023 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

— 2022 SUMMARY COMPENSATION TABLE

The following table provides information regarding compensation for the years indicated for our named executive officers:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS(1) ($)	OPTION AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	ALL OTHER COMPENSATION(4) ($)	TOTAL ($)

Robert G. Goldstein(5) Chairman of the Board and Chief Executive Officer	2022	$3,000,000	$—	$—	$—	$6,000,000	$2,410,263	$11,410,263
	2021	$3,150,000	$—	$8,964,000	$17,220,000	$—	$1,870,900	$31,204,900
	2020	$4,500,000	$—	$—	$—	$—	$1,356,066	$5,856,066

Patrick Dumont(6) President and Chief Operating Officer	2022	$2,500,000	$—	$—	$—	$5,000,000	$4,123,680	$11,623,680
	2021	$2,370,000	$—	$5,000,000	$12,915,000	$—	$2,169,342	$22,454,342
	2020	$1,200,000	$—	$—	$—	$—	$4,003	$1,204,003

Randy Hyzak(7) Executive Vice President and Chief Financial Officer	2022	$1,200,000	$—	$—	$—	$1,500,000	$26,692	$2,726,692
	2021	$1,166,000	$—	$1,499,976	$4,305,000	$—	$43,024	$7,014,000

D. Zachary Hudson Executive Vice President, Global General Counsel and Secretary	2022	$1,100,000	$—	$—	$—	$1,375,000	$77,780	$2,552,780
	2021	$1,071,154	$—	$1,374,958	$4,305,000	$—	$66,280	$6,817,392
	2020	$894,100	$—	$—	$—	$—	$36,031	$930,131

(1)

The amounts in this column represent the grant date fair value of the one-time initial awards of time-based RSUs issued to our named executive officers in connection with their new employment agreements, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the grant date fair values are disclosed in Note 18 to the consolidated financial statements for the year ended December 31, 2021, included in our 2022 Annual Report on Form 10-K.

(2)

The amounts in this column represent the grant date fair value of the options issued, as determined pursuant to ASC Topic 718. The number of shares underlying the options is based on the Black-Scholes option valuation model. Assumptions used in the Black-Scholes calculation are disclosed in Note 18 to the consolidated financial statements for the year ended December 31, 2021, included in our 2022 Annual Report on Form 10-K.

(3)

Consists of short-term performance-based cash incentives under the Company’s Executive Cash Incentive Plan as further described in “Compensation Discussion and Analysis — Elements of Executive Officer Compensation and Why We Chose to Pay Each Element — Short-term Incentives.” Due to the material negative impact that the COVID-19 Pandemic had on our operating results in 2020 and 2021, our named executive officers did not receive short-term performance-based cash incentives under our Executive Cash Incentive Plan in respect of performance in 2020 or 2021.

(4)	Amounts included in “All Other Compensation” for 2022 are detailed in the table below.
(5)

Prior to the passing of Mr. Adelson, Mr. Goldstein was appointed to Acting Chairman and Acting Chief Executive Officer on January 7, 2021 and subsequent to Mr. Adelson’s passing became Chairman and Chief Executive Officer on January 26, 2021. Prior to Mr. Goldstein’s appointment, he served as President and Chief Operating Officer. Upon the effectiveness of Mr. Goldstein’s appointment as Chairman and Chief Executive Officer, his annual base salary was decreased from $4.5 million to $3.0 million.

(6)

Mr. Dumont became President and Chief Operating Officer on January 26, 2021. Prior to Mr. Dumont’s appointment, he served as Executive Vice President and Chief Financial Officer. Upon the effectiveness of Mr. Dumont’s appointment as President and Chief Operating Officer, his annual base salary was increased from $1.2 million to $2.5 million.

(7)	Mr. Hyzak became Executive Vice President and Chief Financial Officer on January 26, 2021.

LAS VEGAS SANDS 2023 Proxy Statement	47

— ALL OTHER COMPENSATION FOR 2022

NAMED EXECUTIVE OFFICER	401(k) PLAN(i) ($)	LIFE AND DISABILITY INSURANCE(ii) ($)	HEALTH CARE INSURANCE(iii) ($)	SECURITY(iv) ($)	OTHER(v) ($)	TOTAL ($)

Robert G. Goldstein	$—	$16,868	$36,143	$1,061,911	$1,295,341	$2,410,263

Patrick Dumont	$—	$2,890	$5,379	$1,980,825	$2,134,586	$4,123,680

Randy Hyzak	$—	$3,805	$1,094	$—	$21,793	$26,692

D. Zachary Hudson	$5,077	$2,242	$4,586	$—	$65,875	$77,780

(i)

Matching contributions made under the Las Vegas Sands Corp. 401(k) Retirement Plan, which is a tax-qualified defined contribution plan that is generally available to all of our eligible Team Members. The matching element was reinstated in the third quarter of 2022.

(ii)

The amounts are imputed as income in connection with our payments in 2022 of premiums on group term life insurance and short-term disability insurance. A lower amount of group term life insurance is generally available to all salaried Team Members. Short-term disability insurance is also generally available to all salaried Team Members.

(iii)

During 2022, Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson participated in a group supplemental medical expense reimbursement plan available only to certain of our senior officers. The supplemental insurance coverage is in excess of the coverage provided by our group medical plan. The amounts in the table represent administration fees and reimbursements of qualified medical expenses in 2022 under this plan.

(iv)

The amount relates to the Company’s cost for providing security services to Mr. Goldstein and his spouse and to Mr. Dumont and his immediate family based on the recommendation of an independent, third-party security study.

(v)

The amount in the table for Mr. Goldstein consists of (a) $1,150,116 related to Mr. Goldstein’s personal use of aircraft based on the aggregate incremental cost to the Company, which is calculated based on the allocable flight-specific costs of the personal flights (including, where applicable, return flights with no passengers) and includes costs such as fuel, catering, crew expenses, navigation fees, ground handling, unscheduled maintenance, ground transportation and air phones, but excludes fixed costs such as depreciation and overhead costs, (b) $93,203 for the reimbursement of taxes relating to this personal aircraft usage, (c) $46,435 for country club fees and (d) $5,587 for hospitality expenses.

Of the $2,134,586 in the table for Mr. Dumont, $1,978,951 relates to the personal use of Company-owned aircraft based on the aggregate incremental cost to the Company, $145,211 relates to the reimbursement of taxes relating to this personal aircraft usage and $10,424 for hospitality expenses.

The amount of $21,793 in the table for Mr. Hyzak relates to the personal use of Company-owned aircraft based on the aggregate incremental cost to the Company.

The amount of $65,875 in the table for Mr. Hudson relates to the personal use of Company-owned aircraft based on the aggregate incremental cost to the Company.

48	LAS VEGAS SANDS 2023 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

— 2022 GRANTS OF PLAN-BASED AWARDS

The following table presents information on potential payment opportunities in respect of 2022 performance for our named executive officers. We did not grant any equity awards during calendar year 2022 to our named executive officers under our Amended and Restated 2004 Equity Award Plan.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)

Robert G. Goldstein

Annual Bonus	—	$5,100,000	$6,000,000	$6,900,000	—	—	$—	$—

RSU Award	—	$—	$—	$—	—	—	$—	$—

Stock Option	—	$—	$—	$—	—	—	$—	$—

Patrick Dumont

Annual Bonus	—	$4,250,000	$5,000,000	$5,750,000	—	—	$—	$—

RSU Award	—	$—	$—	$—	—	—	$—	$—

Stock Option	—	$—	$—	$—	—	—	$—	$—

Randy Hyzak

Annual Bonus	—	$1,275,000	$1,500,000	$1,725,000	—	—	$—	$—

RSU Award	—	$—	$—	$—	—	—	$—	$—

Stock Option	—	$—	$—	$—	—	—	$—	$—

D. Zachary Hudson

Annual Bonus	—	$1,168,750	$1,375,000	$1,581,250	—	—	$—	$—

RSU Award	—	$—	$—	$—	—	—	$—	$—

Stock Option	—	$—	$—	$—	—	—	$—	$—

(1)

The amounts shown in these columns represent the range of potential incentive payment opportunities for 2022 based on achieving certain performance criteria established by the Compensation Committee. For 2022, Mr. Goldstein and Mr. Dumont were eligible to receive bonuses of 200% of their annual base salaries and Mr. Hyzak and Mr. Hudson were eligible to receive bonuses of 125% of their annual base salaries, in each to the extent the performance criteria set by the Compensation Committee were met. For Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson, the bonuses are payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee. See the discussion under “— Employment Agreements,” as well as under “2022 Executive Compensation Performance Criteria” for more information regarding incentive awards.

LAS VEGAS SANDS 2023 Proxy Statement	49

— OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table sets forth information concerning our stock options and shares of restricted stock held by our named executive officers as of December 31, 2022:

	OPTION AWARDS						STOCK AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(6) ($)

Robert G. Goldstein	2,250,000	—		—	$56.11	12/8/2024	—		$—

	1,000,000	1,500,000	(1)	—	$50.33	11/19/2028	—		$—

	666,000	1,334,000	(2)		$34.28	12/2/2031	100,500	(7)	$4,831,035

Patrick Dumont	425,000	—		—	$52.53	3/28/2026	—		$—

	499,500	1,000,500	(3)		$34.28	12/2/2031	56,057	(8)	$2,694,660

Randy Hyzak	21,910	—		—	$58.81	10/3/2026	—		$—

	21,358	—		—	$63.89	6/29/2027	—		$—

	17,424	—		—	$75.18	2/1/2028	—		$—

	35,635	—		—	$59.89	1/31/2029	—		$—

	26,614	13,306	(4)	—	$65.31	1/30/2030	—		$—

	166,500	333,500	(5)		$34.28	12/2/2031	16,817	(9)	$808,393

D. Zachary Hudson	150,000	—		—	$57.76	9/29/2029	—		$—

	166,500	333,500	(5)	—	$34.28	12/2/2031	15,415	(10)	$740,999

(1)

The remaining unvested portion of this stock option grant vests as follows: 500,000 options vested on January 1, 2023, 500,000 options vest on January 1, 2024 and 500,000 options vest on December 31, 2024.

(2)	The remaining unvested portion of this stock option grant vests as follows: 666,000 options vest on December 3, 2023 and 668,000 options vest on December 3, 2024.
(3)	The remaining unvested portion of this stock option grant vests as follows: 499,500 options vest on December 3, 2023 and 501,000 options vest on December 3, 2024.
(4)	The remaining unvested portion of this stock option grant vested on January 31, 2023.
(5)	The remaining unvested portion of this stock option grant vests as follows: 166,500 options vest on December 3, 2023 and 167,000 options vest on December 3, 2024.
(6)

Market value is determined based on the closing price of our Common Stock of $48.07 on December 30, 2022, as reported on the NYSE and equals the closing price multiplied by the number of shares underlying the grants.

(7)	The remaining unvested restricted stock units vests as follows: 49,500 restricted stock units vest on April 26, 2023 and 51,000 restricted stock units vest on April 26, 2024.
(8)	The remaining unvested restricted stock units vests as follows: 27,610 restricted stock units vest on April 26, 2023 and 28,447 restricted stock units vest on April 26, 2024.
(9)	The remaining unvested restricted stock units vests as follows: 8,283 restricted stock units vest on April 26, 2023 and 8,534 restricted stock units vest on April 26, 2024.
(10)	The remaining unvested restricted stock units vests as follows: 7,593 restricted stock units vest on April 26, 2023 and 7,822 restricted stock units vest on April 26, 2024.

50	LAS VEGAS SANDS 2023 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

— OPTION EXERCISES AND STOCK VESTED IN 2022

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards by our named executive officers during 2022:

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES VESTED (#)	VALUE REALIZED ON VESTING(1) ($)

Robert G. Goldstein	—	$—	49,500	$1,720,125

Patrick Dumont	—	$—	27,611	$959,482

Randy Hyzak	—	$—	8,283	$287,834

D. Zachary Hudson	—	$—	7,593	$263,857

(1)

Market value on each vesting date is determined based on the closing price of our Common Stock as reported on the NYSE on the applicable vesting date (or the last trading date before the vesting date if the vesting date falls on a non-trading date) and equals the closing price multiplied by the number of vested shares.

— POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

The employment agreements for Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson provide for payments and the continuation of benefits upon certain terminations of employment from the Company. All payments under the executive employment agreements for Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson in connection with a termination of employment are subject to the applicable named executive officer’s agreement to release the Company from all claims relating to his employment and the termination of his employment. These named executive officers also are subject to covenants restricting their ability to compete with the Company or to hire Team Members for a specified period following termination of employment.

Change in Control Arrangements

The employment agreements for Mr. Goldstein, Mr. Dumont, Mr. Hyzak, and Mr. Hudson provide severance benefits in the context of a “change in control” of the Company, which is defined in our Amended and Restated 2004 Equity Award Plan and is deemed to occur upon:

•

the acquisition by any individual, entity or group of beneficial ownership of 50% or more (on a fully diluted basis) of either the then outstanding shares of our Common Stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a change in control: (i) any acquisition by the Company or any affiliate (as defined), (ii) any acquisition by any Team Member benefit plan sponsored or maintained by the Company or any affiliate, (iii) any acquisition by Mr. Adelson’s estate or any related party (as defined in our Amended and Restated 2004 Equity Award Plan) or any group of which Mr. Adelson’s estate or a related party is a member, (iv) certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that do not result in a change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the Board, or (v) in respect of an executive officer, any acquisition by the executive officer or any group of persons including the executive officer (or any entity controlled by the executive officer or any group of persons including the executive officer);

•

the incumbent members of the Board on the date that the agreement was approved by the incumbent directors or directors elected by stockholder vote (other than directors elected as the result of an actual or threatened election contest) cease for any reason to constitute at least a majority of the Board;

•	the Company’s dissolution or liquidation;

•

the sale, transfer or other disposition of all or substantially all of the Company’s business or assets other than any sale, transfer or disposition to Mr. Adelson’s estate or one of his related parties; or

•

the consummation of certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction unless, immediately following any such business combination, there is no change of ultimate control of more than 50% of the total voting power of the resulting entity or change in a majority of the Board.

LAS VEGAS SANDS 2023 Proxy Statement	51

Executive Officers’ Benefits upon Termination or Change in Control

In March 2021, we entered into new or amended employment agreements with each of Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson. Changes to the executive officers, and their role and title (except for Mr. Hudson) reflect the implementation of the succession plan accomplished in early 2021. The new or amended employment agreements were implemented to reflect: (i) new roles and responsibilities for certain executives and (ii) stockholder feedback regarding certain components of our previous employment agreements, including lower base salary for Mr. Goldstein and increased percentage of compensation at-risk for all executive officers. The following summaries are qualified in all respects by the terms of the applicable employment agreements entered into in March 2021 and applicable law.

Mr. Goldstein

The Company is obligated to pay or provide Mr. Goldstein (or his estate) the following under the various termination scenarios pursuant to his amended employment agreement:

REASON FOR TERMINATION	MR. GOLDSTEIN IS ENTITLED TO:

Company Terminates for Cause

“Goldstein Accrued Benefits” consisting of:

•  base salary through the date of termination of employment

•  all previously earned bonuses through the date of termination of employment

•  reimbursement for expenses incurred, but not paid, prior to such termination of employment, subject to the receipt of supporting information by the Company

•  such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs

Company Terminates Without Cause or Executive Officer Terminates for Good Reason

•  Goldstein Accrued Benefits

•  a lump sum payment in the amount of two times the sum of his base salary plus his target bonus

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will remain outstanding and will continue to vest as set out in the applicable award agreement

Company Terminates Without Cause or Executive Officer Terminates for Good Reason within 24 months following a Change in Control

•  Goldstein Accrued Benefits

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will continue to vest as set out in the applicable award agreement

•  a lump sum payment in the amount of three times the sum of his base salary plus target bonus

•  any unpaid bonus for the calendar year preceding the date of termination of employment;

•  pro-rata target bonus for the year of termination

•  continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination

52	LAS VEGAS SANDS 2023 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

REASON FOR TERMINATION	MR. GOLDSTEIN IS ENTITLED TO:

Death or Disability

•  Goldstein Accrued Benefits

•  a lump sum payment in the amount of two times his base salary

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will expire to the extent unvested on the date of termination of employment due to death or disability

Termination After the Employment Term Expires

•  in the event Mr. Goldstein’s employment terminates after the expiration of his employment term (March 1, 2026) for any reason, all equity awards previously granted pursuant to his employment agreement or otherwise will immediately vest

The reasons for termination are defined in Mr. Goldstein’s employment agreement as follows:

DEFINITION	DESCRIPTION IN MR. GOLDSTEIN’S EMPLOYMENT AGREEMENT

Cause

•  he is convicted of a felony

•  he commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates

•  he commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates

•  he uses alcohol or drugs that render him materially unable to perform the functions of his job or to carry out his duties to the Company and he fails to correct the situation following written notice

•  he commits a material breach of his employment agreement and he fails to correct the situation following written notice

•  he commits any act or acts of serious and willful misconduct that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates

•  his gaming license is withdrawn with prejudice, denied, revoked or suspended by any of the gaming authorities with jurisdiction over the Company or its affiliates and he fails to correct the situation following written notice

Good Reason

•  the Company’s removal of Mr. Goldstein from the position of Chief Executive Officer of the Company

•  any other material adverse change in Mr. Goldstein’s status, position, duties or responsibilities (which shall include any adverse change in his reporting relationships) or location of principal office

•  Company’s material breach of its obligations under his employment agreement or any plan documents or agreements of the Company

No purported termination for Good Reason will be effective unless the Company fails to cure the facts or events creating “Good Reason” within 30 days after written notice is delivered by Mr. Goldstein to the Company.

Change in Control	• Refer to “Change in Control Arrangements” as previously described for details

Disability

•  Mr. Goldstein shall, in the opinion of an independent physician selected by agreement between the Board of Directors and Mr. Goldstein, become so physically or mentally incapacitated that he is unable to perform the duties of his employment for an aggregate of 180 days in any 365-day consecutive period or for a continuous period of six consecutive months

LAS VEGAS SANDS 2023 Proxy Statement	53

Mr. Dumont

The Company is obligated to pay or provide Mr. Dumont (or his estate) the following under the various termination scenarios pursuant to his employment agreement:

REASON FOR TERMINATION	MR. DUMONT IS ENTITLED TO:

Company Terminates for Cause

“Dumont Accrued Benefits” consisting of:

•  base salary through the date of termination of employment

•  all previously earned bonuses through the date of termination of employment

•  reimbursement for expenses incurred, but not paid, prior to such termination of employment, subject to the receipt of supporting information by the Company

•  such other compensation and benefits as may be provided in outstanding equity awards or applicable plans and programs of the Company, according to the terms and conditions of such awards, plans and programs

Company Terminates Without Cause or Executive Officer Terminates for Good Reason

•  Dumont Accrued Benefits

•  a payment of his base salary plus his target bonus, paid over 12 months post termination of employment

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will remain outstanding and will continue to vest as set out in the applicable award agreement

Company Terminates Without Cause or Executive Officer Terminates for Good Reason within 24 months following a Change in Control

•  Dumont Accrued Benefits

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will continue to vest as set out in the applicable award agreement

•  a lump sum payment in the amount of two times the sum of his base salary plus target bonus

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination

Death or Disability

•  Dumont Accrued Benefits

•  continuation of base salary for 12 months following termination of employment, less any Company-provided short-term disability or life insurance proceeds

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will expire to the extent unvested on the date of termination of employment due to death or disability

54	LAS VEGAS SANDS 2023 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The reasons for termination are defined in Mr. Dumont’s employment agreement as follows:

DEFINITION	DESCRIPTION IN MR. DUMONT’S EMPLOYMENT AGREEMENT

Cause

•  he commits a felony or misappropriates any material funds or material property of the Company or any of its affiliates

•  he commits fraud or embezzlement with respect to the Company or any of its affiliates

•  he commits any material act of dishonesty resulting in direct or indirect personal gain or enrichment

•  he uses alcohol or drugs that render him unable to perform fully the functions of his job or to carry out fully his duties to the Company and he fails to correct the situation following written notice

•  he commits a material breach of his employment agreement as determined by the Company in its sole discretion and he fails to correct the situation following written notice

•  he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates and he fails to correct the situation following written notice

•  his gaming license is withdrawn with prejudice, denied, revoked or suspended by any of the gaming authorities with jurisdiction over the Company or its affiliates

Good Reason

•  the Company’s removal of Mr. Dumont from the position of President and Chief Operating Officer of the Company

•  a material adverse change in Mr. Dumont’s status, position, duties or responsibilities (which shall include his ceasing to be the President and Chief Operating Officer of a publicly-traded company or any adverse change in the reporting relationship),

•  Company’s material breach of its obligations under his employment agreement or any plan documents or agreements of the Company

No purported termination for Good Reason will be effective unless the Company fails to cure the facts or events creating “Good Reason” within 30 days after written notice is delivered by Mr. Dumont to the Company.

Change in Control	• Refer to “Change in Control Arrangements” as previously described for details

Disability

•  Mr. Dumont shall, in the opinion of an independent physician selected by agreement between the Board of Directors and Mr. Dumont, become so physically or mentally incapacitated that he is unable to perform the duties of his employment for an aggregate of 180 days in any 365-day consecutive period or for a continuous period of six consecutive months

LAS VEGAS SANDS 2023 Proxy Statement	55

Mr. Hyzak

The Company is obligated to pay or provide Mr. Hyzak (or his estate) the following under the various termination scenarios pursuant to his employment agreement:

REASON FOR TERMINATION	MR. HYZAK IS ENTITLED TO:

Company Terminates for Cause

“Hyzak Accrued Benefits” consisting of:

•  a base salary through the date of termination of employment

•  all previously earned bonuses through the date of termination of employment

•  reimbursement for expenses incurred, but not paid, prior to such termination of employment, subject to the receipt of supporting information by the Company

•  such other compensation and benefits as may be provided in outstanding equity awards or applicable plans and programs of the Company, according to the terms and conditions of such awards, plans and programs

Company Terminates Without Cause or Executive Officer Terminates for Good Reason

•  Hyzak Accrued Benefits

•  a payment of his base salary, paid over 12 months post termination of employment

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will remain outstanding and will continue to vest as set out in the applicable award agreement

Company Terminates Without Cause or Executive Officer Terminates for Good Reason within 24 months following a Change in Control

•  Hyzak Accrued Benefits

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will continue to vest as set out in the applicable award agreement

•  a lump sum payment in the amount of one times the sum of his base salary plus target bonus

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination

Death or Disability

•  Hyzak Accrued Benefits

•  continuation of base salary for 12 months following termination of employment, less any Company-provided short-term disability or life insurance proceeds

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will expire to the extent unvested on the date of termination of employment due to death or disability

56	LAS VEGAS SANDS 2023 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The reasons for termination are defined in Mr. Hyzak’s employment agreement as follows:

DEFINITION	DESCRIPTION IN MR. HYZAK’S EMPLOYMENT AGREEMENT

Cause

•  he commits a felony or misappropriates any material funds or material property of the Company or any of its affiliates

•  he commits fraud or embezzlement with respect to the Company or any of its affiliates

•  he commits any act of dishonesty resulting in direct or indirect personal gain or enrichment

•  he uses alcohol or drugs that render him unable to perform fully the functions of his job or to carry out fully his duties to the Company and he fails to correct the situation following written notice

•  he commits a non de minimis breach of his employment agreement as determined by the Company in its sole discretion and he fails to correct the situation following written notice

•  he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates

•  his gaming license is withdrawn with prejudice, denied, revoked or suspended by any of the gaming authorities with jurisdiction over the Company or its affiliates and he fails to correct the situation following written notice

Good Reason

•  the Company’s removal of Mr. Hyzak from the position of Executive Vice President and Chief Financial Officer of the Company

•  a material adverse change in Mr. Hyzak’s status, position, duties or responsibilities (which shall include his ceasing to be the Executive Vice President and Chief Financial Officer of a publicly traded company or any adverse change in the reporting relationship)

No purported termination for Good Reason will be effective unless the Company fails to cure the facts or events creating “Good Reason” within 30 days after written notice is delivered by Mr. Hyzak to the Company.

Change in Control	• Refer to “Change in Control Arrangements” as previously described for details

Disability	• Mr. Hyzak shall, in the opinion of an independent physician selected by the Company, become so physically or mentally incapacitated that he is unable to perform the duties of his employment

LAS VEGAS SANDS 2023 Proxy Statement	57

Mr. Hudson

The Company is obligated to pay or provide Mr. Hudson the following under the various termination scenarios pursuant to his employment agreement:

REASON FOR TERMINATION	MR. HUDSON IS ENTITLED TO:

Company Terminates for Cause

“Hudson Accrued Benefits” consisting of:

•  base salary through the date of termination of employment

•  reimbursement for expenses incurred, but not paid, prior to such termination of employment, subject to the receipt of supporting information by the Company

•  such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs

Company Terminates Without Cause or Executive Officer Terminates for Good Reason

•  the Hudson Accrued Benefits

•  a lump sum payment in the amount of his base salary for twelve months

•  relocation per the Company’s relocation policy to a city of his choice in the continental United States

•  in accordance with the applicable award agreement, the one-time performance-based stock options will remain outstanding and continue to vest as set out in the applicable award agreement

The reasons for termination are defined in Mr. Hudson’s employment agreement as follows:

DEFINITION	DESCRIPTION IN MR. HUDSON’S EMPLOYMENT AGREEMENT

Cause

•  he is convicted or pleads guilty or enters into a nolo contendere or Alford plea to a felony or is convicted of a misdemeanor involving moral turpitude, which materially affects his ability to perform duties or materially adversely affects the Company or its reputation or he misappropriates any material funds or property of the Company

•  he commits fraud or embezzlement with respect to the Company

•  he commits any material act of dishonesty relating to his employment by the Company regardless of whether such act results or was intended to result in his direct or indirect personal gain or enrichment

•  he uses alcohol or drugs that render him unable to perform the functions of his job or to carry out his duties to the Company

•  he fails to render services, including any licensing requirements, or fails to follow directions communicated by management

•  any act, or failure to act, (including disclosure of confidential information) by Mr. Hudson that is likely to prejudice the business or reputation of the Company, to result in material economic or other harm to the Company or which brings material disrepute upon himself, either personally or professionally

•  he violates any law, rule or regulation of any governmental or regulatory body material to the business of the Company or its affiliates

•  he loses, cannot attain or has revoked or suspended any license or certification necessary to discharge his duties on behalf of the Company

•  he willfully or persistently fails to reasonably perform his duties

Good Reason

•  the Company’s removal of Mr. Hudson from the position of Executive Vice President and/or Global General Counsel of the Company

•  a relocation of his principal place of employment by more than 200 miles; or

•  a material adverse change in Mr. Hudson’s status, position, duties or responsibilities (which shall include not reporting to the CEO or the CEO’s designee), which is not cured within 30 days after written notice thereof is delivered by Mr. Hudson to the Company

58	LAS VEGAS SANDS 2023 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Amended and Restated 2004 Equity Award Plan

In the event of a change in control, as defined in our Amended and Restated 2004 Equity Award Plan, if our Compensation Committee so determines:

•	all outstanding options and equity (other than performance compensation awards) issued under our Amended and Restated 2004 Equity Award Plan shall fully vest; and

•	outstanding awards may be cancelled and the value of the awards shall be paid to the participants.

In addition, performance compensation awards shall vest based on the level of attainment of the performance goals as determined by the Compensation Committee.

— POTENTIAL PAYMENTS/BENEFITS UPON TERMINATION OF EMPLOYMENT FOR 2022

The table below sets forth information about the potential payments and benefits our named executive officers who were employed by us on December 31, 2022, may receive under their employment agreements, as in effect on December 31, 2022, upon the termination of their employment with the Company. The amounts shown in the table below are estimates of the maximum payments that each named executive officer would receive in certain instances assuming a hypothetical employment termination date of December 31, 2022. The amounts actually payable will be determined only upon the termination of employment of each named executive officer, taking into account the facts and circumstances surrounding the named executive officer’s termination of employment, and are qualified in all respects by the terms of the applicable employment agreements and applicable law.

The information in the table assumes:

•	amounts included in cash payments for incentive bonus payments are based on each named executive achieving 100% of their performance targets and/or goals;

•	the named executive officer did not become employed by a subsequent employer; and

•

equity awards vest fully upon terminations without cause or for good reason (whether or not in connection with a change in control), or death or disability, if provided in the applicable employment agreement.

NAME	CASH PAYMENTS	ACCELERATION OF RESTRICTED STOCK UNITS(1)	CONTINUED VESTING OR ACCELERATION OF OPTIONS(2)	CONTINUED HEALTH BENEFITS(3)	TOTAL

Robert G. Goldstein

Without Cause/For Good Reason	$24,000,000	$4,831,035	$18,395,860	$—	$47,226,895

Without Cause/For Good Reason within 2 Years Following a Change in Control	$33,000,000	$4,831,035	$18,395,860	$55,640	$56,282,535

Death/Disability	$6,000,000	$4,831,035	$—	$—	$10,831,035

Patrick Dumont

Without Cause/For Good Reason	$12,500,000	$2,694,660	$13,796,895	$—	$28,991,555

Without Cause/For Good Reason within 2 Years Following a Change in Control	$20,000,000	$2,694,660	$13,796,895	$55,640	$36,547,195

Death/Disability	$2,500,000	$2,694,660	$—	$—	$5,194,660

Randy Hyzak

Without Cause/For Good Reason	$2,700,000	$808,393	$4,598,965	$—	$8,107,358

Without Cause/For Good Reason within 2 Years Following a Change in Control	$4,200,000	$808,393	$4,598,965	$55,640	$9,662,998

Death/Disability	$1,200,000	$808,393	$—	$—	$2,008,393

D. Zachary Hudson

Without Cause/For Good Reason	$1,130,000	$—	$4,598,965	$—	$5,728,965

Without Cause/For Good Reason within 2 Years Following a Change in Control	$1,130,000	$—	$4,598,965	$—	$5,728,965

Death/Disability	$—	$—	$—	$—	$—

(1)	Reflects the value of accelerated vesting of restricted stock units, based on the closing price of our Common Stock on December 30, 2022, of $48.07 per share.
(2)

Reflects the value of accelerated vesting of options equal to the excess of (a) the closing price of our Common Stock on December 30, 2022, of $48.07 per share over (b) the applicable exercise price of the options.

(3)	Continued health benefits represents the estimated cost for providing such benefits the named executive officer would be entitled to under the remainder of the term.

LAS VEGAS SANDS 2023 Proxy Statement	59

PAY-VERSUS-PERFORMANCE
— 2022
PAY-VERSUS-PERFORMANCE
TABLE
The following table provides information regarding compensation earned
, compensation
actually
paid, total
shareholder
return (“TSR”),
net
income from continuing operations and our most important financial measure used in determining compensation for the years indicated for our named executive officers:

							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR FIRST PEO (1)	SUMMARY COMPENSATION TABLE TOTAL FOR SECOND PEO (1)	COMPENSATION ACTUALLY PAID TO FIRST PEO (1)	COMPENSATION ACTUALLY PAID TO SECOND PEO (1)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (1)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (1)	LVS TSR (2)	PEER GROUP TSR (DJ U.S. GAMBLING INDEX) (3)	NET INCOME (LOSS) (4)	CONSOLIDATED ADJUSTED PROPERTY EBITDA

			(i)	(ii)		(iii)			(in millions)

2022	N/A	$11,410,263	N/A	$40,267,303	$5,634,384	$14,578,252	$71	$58	$1,357	$732

2021	$5,784,936	$31,204,900	$5,393,584	$8,426,900	$12,095,245	$12,806,858	$56	$78	$(1,276)	$786

2020	$11,344,715	N/A	$11,902,072	N/A	$2,663,400	$3,462,239	$88	$90	$(2,143)	$(48)

(1)
Mr. Adelson passed away on January 11, 2021. Prior to the passing of Mr. Adelson, Mr. Goldstein was appointed as Acting Chairman and Acting Chief Executive Officer on January 7, 2021 and, subsequent to Mr. Adelson’s passing, became Chairman and Chief Executive Officer on January 26, 2021. Prior to Mr. Goldstein’s appointment, he served as President and Chief Operating Officer. Our PEOs and
Non-PEO
NEOs for the years shown in the table above were as follows:

•	For 2022: Mr. Goldstein served as our PEO and Mr. Dumont, Mr. Hyzak and Mr. Hudson served as our Non-PEO NEOs.

•	For 2021: Mr. Adelson and Mr. Goldstein served as our PEOs and Mr. Dumont, Mr. Hyzak and Mr. Hudson served as our Non-PEO NEOs.

•	For 2020: Mr. Adelson served as our PEO and Mr. Goldstein, Mr. Dumont, and Mr. Hudson served as our Non-PEO NEOs.

(2)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends (if any) for the measurement period (determined in accordance with Item 402(v) of SEC Regulation
S-K),
assuming dividend reinvestment, and the difference between the Company’s Common Stock price at the end and the beginning of the measurement period by our Common Stock price at the beginning of the measurement period.

(3)
For purposes of this disclosure, our peer group, the DJ U.S. Gambling Index, is the same peer group used for purposes of the performance graph included in the Company’s Annual Report on Form 10-K for each of the fiscal years ended December 31, 2022, 2021, and 2020.

(4)
In 2022, the Company had a net loss from continuing operations of $1.54 billion, which excludes the net income from the Las Vegas operations as that is disclosed as a discontinued operation. The Las Vegas operations included a gain on the sale of $2.85 billion.

60	LAS VEGAS SANDS 2023 Proxy Statement

PAY-VERSUS-PERFORMANCE

The following table provides the adjustments relating to equity awards made to the summary compensation table total to obtain the compensation actually paid for the years indicated for our named executive officers:

NOTE	YEAR	SUMMARY COMPENSATION TABLE TOTAL	LESS: GRANT DATE FAIR VALUE OF EQUITY AWARDS INCLUDED IN SUMMARY COMPENSATION TABLE	YEAR-END FAIR VALUE OF EQUITY GRANTED DURING THE APPLICABLE YEAR (OUTSTANDING AND UNVESTED AS OF YEAR-END)	CHANGE IN FAIR VALUE AS OF YEAR-END OF EQUITY AWARDS GRANTED IN PRIOR YEARS (OUTSTANDING & UNVESTED AS OF YEAR-END)	CHANGE IN FAIR VALUE AS OF THE VESTING DATE OF EQUITY AWARDS THAT VESTED DURING THE APPLICABLE YEAR	COMPENSATION ACTUALLY PAID

(i)	Sheldon G. Adelson
	2021	$5,784,936	$—	$—	$—	$(391,352)	$5,393,584
	2020	$11,344,715	$(1,000,000)	$1,427,045	$10,259	$120,053	$11,902,072

(ii)	Robert G. Goldstein
	2022	$11,410,263	$—	$—	$22,226,875	$6,630,165	$40,267,303
	2021	$31,204,900	$(26,184,000)	$28,126,000	$(24,720,000)	$—	$8,426,900

(iii)	Non-PEO NEOs (Average)
	2022	$5,634,384	$—	$—	$6,150,062	$2,793,806	$14,578,252
	2021	$12,095,245	$(9,799,978)	$11,020,016	$(282,213)	$(226,212)	$12,806,858
	2020	$2,663,400	$—	$—	$1,048,565	$(249,726)	$3,462,239
Note — the Company does not have a
ny defined benefit or pension plan
s. Additionally, the Company did not have any of the following adjustments per Item 402(v)(2)(C)(1) occur in the relevant fiscal periods:

—	awards granted in prior y ears that were determine d to fail to meet the applicable vesting conditions during the covered fiscal year; and

—
dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the v esting date that were not otherwis
e reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year.

The
year-end
and vesting date fair values of the equity awards in the foregoing table are calculated in accordance with ASC Topic 718. The change in fair value is driven primarily by the change in our underlying stock price. All other
valuation
assumptions
used to calculate the fair values under the Black Scholes model did not materially differ from those disclosed at the time of the grant.
As a significant amount of the
values
in the adjustments made to the summary compensation table total for equity
awards for our Principal Executive Officer (“PEO”) and our
non-PEO
named executive officers (“non-PEOs”) are required by the SEC to be based on our stock price as the last day of the fiscal year or the vesting date, the values could have been materially different if other dates were selected.
— COMPARATIVE DISCLOSURE
Based on their current employment agreements, 84% and 77% of the PEO’s and non-PEO’s
annual compensation is considered
“at-risk,”
respectively. We believe this strikes an appropriate balance between holding our named executive officers accountable for the performance of the Company, aligning executive and shareholder interest, while providing a platform to retain strong executive leaders. It is important to highlight that the
COVID-19
Pandemic has had a significant multi-year impact on our operations and as a result our named executive officers did not receive any short-term or long-term performance-based incentives related to the 2020 and 2021 fiscal years, although they each received a long-term incentive award in connection with the signing of their employment agreements in 2021 (see “— Employment Agreements”).
In 2021, our named executive officers were granted
one-time
performance-based stock options tied to the 2022 fiscal year, for which the respective criteria was attained. Our named executive officers were also given aggressive financial, operational and strategic performance criteria in order to receive short- and long-term incentive awards for the 2022 year, of which the respective criteria were also met. Refer to the “Compensation Discussion and Analysis” section for greater detail on the short-term and long-term performance-based incentives and the accomplishments of meeting the predetermined criteria.

LAS VEGAS SANDS 2023 Proxy Statement	61

COMPENSATION TYPE	2020	2021	2022

Base Salary	✓	✓	✓

Short-Term Incentives - Annual Cash Bonus	x	x	✓

Long-Term Incentives - Equity Awards - Annual RSU Grants	x	x	✓

Long-Term Incentives - Equity Awards - One-Time Performance-Based Options Grants	x	✓	x

Long-Term Incentives - Equity Awards - One-Time RSU Grants	x	✓	x
This following graph reflects (a) the relationship between our TSR and the TSR of our peer group over the last three years, including our TSR outperformance of the TSR of our peers over the last 12 months, during which the recovery of our business from the impacts of the
COVID-19
Pandemic began in earnest with the
re-opening
of Singapore and the subsequent achievement of meaningful levels of visitation, as well as (b) the relationship between the compensation actually paid to our named executive officers and our TSR over the last three years.
Due to the annual RSU opportunity comprising 52% and 39% of the annual compensation of our Chief Executive Officer and our other named executive officers, respectively, TSR is an appropriate metric against which to evaluate executive performance and compensation. We know from our regular and extensive discussions with key stockholders that this measurement is the one most frequently proposed by investors, for whom the vast majority are themselves measured by the absolute and relative TSR of the companies in which they invest, thereby providing strong alignment of executive leadership incentives. Our TSR materially improved relative to peers during 2022, reflecting important progress in a number of areas including the recovery of our Singapore operations, the successful positioning and investment in anticipation of a recovery in Macao and the successful award of a new ten-year gaming concession in Macao.

*	Represents Mr. Adelson as PEO for 2020, Mr. Adelson and Mr. Goldstein as PEOs for 2021 (using the sum of the compensation actually paid to both of them for 2021), and Mr. Goldstein as PEO for 2022.

62	LAS VEGAS SANDS 2023 Proxy Statement

PAY-VERSUS-PERFORMANCE

The following graph illustrates the relationship between the compensation actually paid to our named executive officers and our net income (loss) and consolidated adjusted property EBITDA in 2020, 2021 and 2022. It demonstrates that our consolidated adjusted property EBITDA stabilized in 2022, despite worsening operating conditions in our Macao business, and that net losses reduced year-on-year
in 2021 before turning to positive net income in 2022 as a result of gains realized on the sale of our Las Vegas operations and assets (see note below).
We believe the increase in the compensation actually paid to our named executive officers in 2022 is justified as a result of successfully executing a significant recovery in our Singapore business and preparing our Macao business for imminent recovery. We also continue to execute our capital expenditure programs in Asia and completed the sale of our Las Vegas operations and assets to increase our liquidity. While the majority of these actions are not yet evident in consolidated adjusted property EBITDA or net income (loss), they are of considerable significance to our future growth.

*	Represents Mr. Adelson as PEO for 2020, Mr. Adelson and Mr. Goldstein as PEOs for 2021 (using the sum of the compensation actually paid to both of them for 2021), and Mr. Goldstein as PEO for 2022.
†
In 2022, the Company had a net loss from continuing operations of $1.54 billion, which excludes the net income from the Las Vegas operations as that is disclosed as a discontinued operation. The Las Vegas operations included a gain on the sale of $2.85 billion.

LAS VEGAS SANDS 2023 Proxy Statement	63

— MOST IMPORTANT PERFORMANCE MEASURES
The following table lists the most important performance measures (“PM”) that we use to link executive compensation actually paid for our named executive officers during the year ended December 31, 2022 to the Company’s performance:

PERFORMANCE MEASURE	WHY MEASURE IS CONSIDERED IMPORTANT

Consolidated Adjusted Property EBITDA (1)
This metric highlights our profitability, our effectiveness at cost control and the success of our capital allocation decisions as they relate to our mix of business and the resulting operating cash generation. We believe consolidated adjusted property EBITDA is the most relevant metric by which to measure market share in each of our key jurisdictions and is the single most important financial metric by which we measure the effectiveness of our named executive officers.

Liquidity	Maintaining a strong balance sheet and the availability of funds to fulfill our growth and capital investment ambitions is key to our short- and long-term growth.

ESG
ESG leadership is important to the Company and we also recognize the importance of ESG to all of our stakeholders, including stockholders. As such, we believe it is appropriate to ensure we continue to improve our ESG performance by tying elements of named executive officers compensation to measurable ESG goals.

(1)	Refer to Annex A, which includes a reconciliation of non-GAAP consolidated adjusted property EBITDA to net loss from continuing operations.

64	LAS VEGAS SANDS 2023 Proxy Statement

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our Team Members and the annual total compensation of Mr. Goldstein, our Chief Executive Officer (our “CEO”) for 2022:

CEO PAY RATIO

CEO Annual Total Compensation*	$11,410,263

Median Employee Annual Total Compensation	$34,712

CEO to Median Employee Pay Ratio	329:1

*	As reported in the 2022 Summary Compensation Table included in this proxy statement.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

•

We determined, as of December 31, 2022, our employee population consisted of 35,774 individuals working at our parent company and consolidated subsidiaries, with 2% of these individuals located in the United States and 98% located outside of the United States. All of these employees are full-time or part-time employees.

•	We elected to exclude our seasonal or temporary employees who haven’t worked since July 1, 2022, because they were not employees as of December 31, 2022.

•	We determined 2022 earnings based on the following elements:

–	U.S. employees: Medicare wages reported on 2022 Internal Revenue Service Form W-2,

–	Singapore employees: 2022 cash compensation reported to the Inland Revenue Authority of Singapore,

–	the remaining employees: all cash compensation reported in the local payroll system,

–	we used the exchange rate on December 31, 2022 to convert each non-U.S. employee’s total compensation to U.S. dollars, and

–

we annualized the base salary of all full-time and part-time employees who were hired in 2022, but did not work for us or our consolidated subsidiaries for the entire fiscal year. We did not make a full-time equivalent adjustment for any part-time, seasonal or temporary employee.

•

Using this methodology, we determined the “median employee” was a full-time employee located in Macao, with wages and overtime pay for the twelve-month period ended December 31, 2022 in the amount of $32,610. With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $34,712.

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies, apply certain exemptions and make assumptions, adjustments and estimates that reflect their compensation practices, the pay ratio we report above may not be comparable to the pay ratio reported by other companies.

LAS VEGAS SANDS 2023 Proxy Statement	65

DIRECTOR COMPENSATION

The elements of annual non-employee director compensation for 2022 were as follows:

Annual Board Retainer	$150,000

Annual Restricted Stock or Restricted Stock Unit Grant(1)	$175,000

One-time Stock Option Grant for New Directors(2)	$100,000

Annual Cash Retainer — Audit Committee and Special Litigation Committee Chair	$25,000

Annual Cash Retainer — Audit Committee and Special Litigation Committee Members	$15,000

Annual Cash Retainer — Other Committee Chair(3)	$15,000

Annual Cash Retainer — Other Committee Members(3)	$5,000

(1)

Each non-employee director may elect to receive either restricted stock or restricted stock units. In accordance with our Amended and Restated 2004 Equity Award Plan, upon vesting of the restricted stock or restricted stock units, non-employee directors may not sell their stock while serving as a member of the Board. In 2022, each non-employee director received 5,806 shares of restricted stock.

(2)	Value of the option grant is based on the Black-Scholes option valuation model.
(3)	“Other committee” denotes the Compensation Committee, Nominating and Governance Committee, Compliance Committee and the Special Litigation Committee.

Non-employee directors may defer cash compensation payments into our Non-Employee Director Deferred Compensation Plan. None of the non-employee directors has elected to defer any payments to date. Non-employee directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance.

The goal of our director compensation program is to attract, motivate and retain directors capable of making significant contributions to the long term success of the Company and its stockholders.

— 2022 DIRECTOR COMPENSATION TABLE

The following table describes the compensation arrangements with our non-employee directors for 2022:

NAME	FEES EARNED ($)	STOCK AWARDS(1) ($)	OPTION AWARDS(2) ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Irwin Chafetz	$150,000	$175,000	$—	$—	$325,000

Micheline Chau	$170,910	$175,000	$—	$—	$345,910

Charles D. Forman(3)	$150,000	$175,000	$—	$—	$325,000

George Jamieson(4)	$65,769	$—	$—	$—	$65,769

Nora M. Jordan	$176,374	$175,000	$—	$—	$351,374

Charles A. Koppelman(5)	$171,413	$175,000	$—	$—	$346,413

Lewis Kramer	$195,448	$175,000	$—	$—	$370,448

David F. Levi	$200,000	$175,000	$—	$—	$375,000

Yibing Mao+	$155,448	$175,000	$—	$—	$330,448

+	Ms. Mao resigned from the Board effective as of February 22, 2023.
(1)

The amounts in this column represent the fair value of the restricted shares issued, as determined pursuant to ASC Topic 718. The restricted stock vests on the earlier to occur of the first anniversary of the date of grant and the date of the Company’s annual meeting of stockholders in the calendar year following the date of grant, in each case, provided that the director is still serving on the Board on the vesting date. As of December 31, 2022, Ms. Chau, Ms. Jordan, Ms. Mao, Mr. Chafetz, Mr. Forman, Mr. Kramer and Mr. Levi each held 5,806 unvested shares of restricted stock that will vest on May 11, 2023.

(2)

Assumptions used in the Black-Scholes calculation are disclosed in Note 18 to the consolidated financial statements for the year ended December 31, 2022, included in the Company’s 2022 Annual Report on Form 10-K. As of December 31, 2022, Ms. Chau, Ms. Jordan and Ms. Mao, and Mr. Kramer and Mr. Levi held options to acquire 6,215, 6,105, 7,363, 10,649 and 8,097 shares of our Common Stock, respectively, that vest (or have vested) in five equal installments on each of the first five anniversaries of the respective dates of grant.

(3)	The amounts in the table exclude fees paid by SCL to Mr. Forman in connection with his service as a member of the Board of SCL.
(4)	Mr. Jamieson retired from the Board in May 2022.
(5)	Mr. Koppelman passed away on November 25, 2022. The vesting date of Mr. Koppelman’s unvested shares of restricted stock was accelerated to November 25, 2022.

66	LAS VEGAS SANDS 2023 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to our Amended and Restated 2004 Equity Award Plan as of December 31, 2022:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($) (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)

Equity compensation plans approved by security holders(1)	14,538,774	$48.09	2,385,512

Equity compensation plans not approved by security holders	—	$—	—

TOTAL	14,538,774	$48.09	2,385,512

(1)

Our 2004 Equity Award Plan was originally approved by our stockholders prior to our initial public offering, and an extension of the plan term through December 14, 2019, was approved by our stockholders at our 2014 annual meeting of stockholders. The Amended and Restated 2004 Equity Award Plan, which extended the plan term through December 14, 2024 and increased the number of shares of Common Stock available for grants by 10,000,000 shares, was approved by our stockholders at our 2019 annual meeting of stockholders. Pursuant to SEC guidance, unvested shares of restricted stock that were issued and outstanding on December 31, 2022 are not included in the first or third column of this table.

LAS VEGAS SANDS 2023 Proxy Statement	67

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of Lewis Kramer (Chair), Micheline Chau and Nora M. Jordan. Our Board has determined that Ms. Chau, Ms. Jordan and Mr. Kramer meet the current independence and experience requirements of the NYSE’s listing standards. In addition, our Board has determined each of the members of the Audit Committee is financially literate and Mr. Kramer and Ms. Chau each qualify as an audit committee financial expert.

The Audit Committee’s responsibilities are described in a written charter adopted by our Board, which the Audit Committee reviews annually. The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting process. Among its various activities, the Audit Committee reviews:

1.	the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2.	the independence and performance of the Company’s independent registered public accounting firm and internal auditors; and

3.	the Company’s compliance with legal and regulatory requirements.

The Audit Committee meets regularly in open sessions with the Company’s management, independent registered public accounting firm and internal auditors to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company’s management, independent registered public accounting firm and internal auditors to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm, and periodically reviews their performance and independence from management.

The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, and management represented to the Audit Committee the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with Deloitte & Touche LLP also included the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board the audited financial statements for the fiscal year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2022, the Audit Committee concluded, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Respectfully submitted,

Lewis Kramer, Chair

Micheline Chau

Nora M. Jordan

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

68	LAS VEGAS SANDS 2023 Proxy Statement

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees paid or payable to Deloitte & Touche LLP, our independent registered public accounting firm, in 2022 and 2021, for audit and non-audit services as well as the percentage of these services approved by our Audit Committee:

	2022	2021	% OF SERVICES APPROVED BY AUDIT COMMITTEE

Audit Fees	$5,627,000	$6,140,000	100%

Audit-Related Fees	$1,242,000	$1,190,000	100%

Tax Fees	$617,000	$409,000	100%

All Other Fees	$14,000	$22,000	100%

The category of “Audit Fees” includes fees for our annual audit and quarterly reviews, as well as additional audit-related accounting consultations and required statutory audits of certain of our subsidiaries.

The category of “Audit-Related Fees” includes fees for services related to the sale of our Las Vegas operations and assets, SCL notes issuance and related SEC filings in 2022 and 2021, issuance of consents associated with SEC filings and services related to the Las Vegas Sands Corp. 401(k) Retirement Plan (the “Plan”) for 2022 and 2021. Fees of $500,000 and $425,000 for services in 2022 and 2021, respectively, related to the sale of our Las Vegas real property and operations were reimbursed by VICI Properties L.P.

During 2022 and 2021, $35,000 in fees related to the audit of the Plan were paid directly by the Plan.

The category of “Tax Fees” includes tax consultation and planning fees and tax compliance services.

The category of “All Other Fees” includes fees for accounting training programs.

— PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee Charter contains policies related to pre-approval of services provided by the independent registered public accounting firm. The Audit Committee, or one of its members if such authority is delegated by the Audit Committee, has the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services provided by the independent registered public accounting firm and (b) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act and, in connection therewith, to approve all fees and other terms of engagement.

The Audit Committee has adopted the following process regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company. For audit services related to the audit of the consolidated financial statements of the Company, the independent registered public accounting firm will provide the Audit Committee with an engagement letter each year prior to or contemporaneously with commencement of the audit services outlining the scope of the audit services proposed to be performed during the fiscal year. If the services are agreed to by the Audit Committee, the engagement letter will be formally accepted. The Audit Committee also approves statutory audit services for our foreign subsidiaries. For tax services, management will provide the Audit Committee with a separate scope of the tax services proposed to be performed during the fiscal year. If the scope of the tax services is agreed to by the Audit Committee, engagement letters or statements of work will be executed as necessary when the services are performed. All other non-audit services will require pre-approval from the Audit Committee on a case-by-case basis.

If the pre-approval authority is delegated to a member, the pre-approval must be presented to the Audit Committee at its next scheduled meeting.

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CERTAIN TRANSACTIONS

Set forth below is a description of certain transactions with our executive officers and directors. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings. For more information about our policies with respect to transactions with related parties, see “Corporate Governance — Related Party Transactions.”

— SUPPORT SERVICES AGREEMENT

Pursuant to a support services agreement among Las Vegas Sands Corp. and Interface Operations, LLC, an entity controlled by members of the Adelson family (“Interface Operations”), the parties have agreed to provide to one another, certain services, including accounting, finance, procurement, risk management, development, legal, operational, management, facilities, government relations, information technology support, security services and such other general administrative services that a party may request from time to time of the other. Under this agreement, Las Vegas Sands Corp. charged Interface Operations $2.2 million for services provided by Company personnel during 2022.

— REGISTRATION RIGHTS AGREEMENT

Mr. Sheldon G. Adelson (our former chairman and Chief Executive Officer), Mr. Forman and Mr. Goldstein and certain other stockholders and employees, former employees and certain trusts they established entered into a registration rights agreement with us relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, the Adelson Holders, as defined in the agreement, may require that we register for public resale under the Securities Act all shares of Common Stock they request be registered at any time, subject to certain conditions. The Adelson Holders may demand registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $20 million or more. Since we became eligible to register the sale of our securities on Form S-3 under the Securities Act, the Adelson Holders have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions.

The other stockholders that are party to this agreement were granted piggyback registration rights on any registration for the account of the Adelson Holders, subject to cutbacks if the registration requested by the Adelson Holders is in the form of a firm commitment underwritten offering and if the underwriters of the offering determine the number of securities to be offered would jeopardize the success of the offering.

In addition, the stockholders and employees that are party to this agreement and the trusts have been granted piggyback rights on any registration for our account or the account of another stockholder, subject to cutbacks if the underwriters in an underwritten offering determine the number of securities offered in a piggyback registration would jeopardize the success of the offering.

On November 14, 2008, Las Vegas Sands Corp. entered into a second amended and restated registration rights agreement with Dr. Miriam Adelson (Mr. Adelson’s spouse) and certain other stockholders.

— TRANSACTIONS RELATING TO AIRCRAFT

Aviation and Related Personnel

Sands Aviation, LLC (“Sands Aviation”), a wholly owned subsidiary of Las Vegas Sands Corp., is engaged primarily in the business of providing aviation personnel, including pilots, aircraft mechanics and flight attendants, and administrative personnel, to the Company and to Interface Operations. Sands Aviation charges a fee to each of Las Vegas Sands Corp. and Interface Operations for their respective use of these personnel. The fees charged by Sands Aviation are based upon its actual costs of employing or retaining these personnel, which are then allocated between Las Vegas Sands Corp. and Interface Operations. The method of allocating these costs varies depending upon the nature of the service provided. For example, pilot services are allocated based upon the actual time spent operating aircraft for Las Vegas Sands Corp. and for Interface Operations, respectively. The services of Sands Aviation’s aircraft mechanics are allocated based on the number and manufacturer of aircraft serviced and administrative personnel are allocated based upon the number of aircraft maintained by Las Vegas Sands Corp. and Interface Operations, respectively. In addition, hangar lease and other operating costs are allocated based upon various factors, including the number and base location of aircraft maintained by Las Vegas Sands Corp. and Interface Operations, respectively. During 2022, Sands Aviation charged Interface Operations approximately $14.2 million for its use of Sands Aviation’s personnel, operating costs and other overhead costs.

70	LAS VEGAS SANDS 2023 Proxy Statement

CERTAIN TRANSACTIONS

Time Sharing Agreements

Las Vegas Sands Corp. and its subsidiaries use aircraft owned by companies controlled by the Adelson family for business purposes, including flying patrons to our properties. We believe its use of these aircraft provides the Company with a significant competitive advantage in attracting patrons to our properties and similar aircraft with comparable amenities are not generally available for charter.

Accordingly, Las Vegas Sands Corp. has entered into several aircraft time sharing agreements and aircraft cost sharing agreements with Interface Operations. Under the agreements, the party using an aircraft pays fees of up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation and (vi) all communications charges, including in-flight telephone. Under the agreements, Las Vegas Sands Corp. charged Interface Operations approximately $4.3 million in respect of Interface Operations’ 2022 use of our aircraft, and Interface Operations charged Las Vegas Sands Corp. approximately $3.9 million in respect of our 2022 use of Interface Operations’ aircraft.

In addition, Las Vegas Sands Corp. has entered into an aircraft cost allocation agreement with Interface Operations Bermuda Ltd. (“Interface Bermuda”), a wholly owned subsidiary of Interface Operations, providing the Company access to a Boeing 747 aircraft and an Airbus A-340 aircraft. Under the agreement, Las Vegas Sands Corp. has agreed to pay Interface Bermuda fees of up to (i) a pro-rata share of all fixed costs, such as hangar, insurance, pilot salaries and training, maintenance, subscription services, support personnel and other similar items (exclusive of tax depreciation), (ii) actual costs of fuel, oil and other additives used, (iii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iv) all expenses for catering and in-flight entertainment materials, (v) all expenses for flight planning and weather contract services, (vi) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation and (vii) all communications charges, including in-flight telephone. In 2022, no charges were incurred by Las Vegas Sands Corp. for the Boeing 747 and Interface Bermuda charged the Company approximately $0.2 million for the Airbus A-340 aircraft.

We believe the amounts paid to companies controlled by the Adelson family for the use of the aircraft are less than what we would be required to pay to a third party provider, if comparable aircraft were available, and also believe the amounts paid pursuant to the agreements relating to the use of the aircraft described above do not provide for profits or a return on investment to the companies controlled by the Adelson family.

Aircraft Maintenance Master Services Agreement

Sands Aviation and Citadel Completions LLC (“Citadel”), an entity owned by a trust for the benefit of certain members of the Adelson family, have entered into an aircraft maintenance master services agreement under which Citadel may perform aircraft refurbishment and maintenance services on aircraft managed by Sands Aviation. During 2022, Citadel charged Sands Aviation approximately $2.4 million for services provided by Citadel under this agreement.

— OTHER TRANSACTIONS

We have employed Dr. Adelson since February 2021 as Co-Founder and Special Advisor to the Company, and from August 1990 to February 2021 as the Director of Community Involvement. In conjunction with our Government Relations Department, Dr. Adelson oversees and facilitates our partnerships with key community groups and other charitable organizations. We paid her approximately $0.1 million during 2022.

During 2022, Las Vegas Sands Corp. made payments of $0.9 million for food and beverage services, newspaper subscriptions, and security support from entities in which the Adelson family have an ownership interest.

Las Vegas Sands Corp. provided security services to Dr. Adelson and her family amounting to $2.6 million during 2022. These security measures were provided for the benefit of the Company and based on the advice of an independent security consultant.

LAS VEGAS SANDS 2023 Proxy Statement	71

— PROPERTY AND CASUALTY INSURANCE

With the exception of aviation-related coverages, the Company and entities controlled by the Adelson family that are not subsidiaries of Las Vegas Sands Corp. (the “Stockholder Controlled Entities”) purchase property and casualty insurance separately. The Company and the Stockholder Controlled Entities bid for and purchase aviation-related coverages together. Las Vegas Sands Corp. and the Stockholder Controlled Entities are separately invoiced for, and pay for, aviation-related insurance and allocate the aviation insurance costs not related to particular aircraft among themselves in accordance with the other allocations of aviation costs discussed above.

72	LAS VEGAS SANDS 2023 Proxy Statement

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Stockholders will vote to elect eight directors to hold office for a one-year term. Our Board has recommended Mr. Robert G. Goldstein, Mr. Patrick Dumont, Mr. Irwin Chafetz, Ms. Micheline Chau, Mr. Charles D. Forman, Ms. Nora M. Jordan, Mr. Lewis Kramer and Mr. David F. Levi for election as directors to serve until the 2024 Annual Meeting and until their successors are duly elected and qualified or their earlier resignation, disqualification, death or removal. If any of the nominees should be unavailable to serve as a director, which is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as our Board may designate.

Information regarding the director nominees is set forth above under the heading “Board of Directors Nominees.”

Required Vote

The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the nominees for directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the directors.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” THE ELECTION OF ITS EIGHT DIRECTOR NOMINEES

LAS VEGAS SANDS 2023 Proxy Statement	73

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company during the year ending December 31, 2023, and our stockholders are being asked to ratify this appointment as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm.

A representative of Deloitte & Touche LLP will be present at the stockholders’ meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present in person (virtually) or by proxy at the annual meeting and entitled to vote thereon is required to ratify this appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023

74	LAS VEGAS SANDS 2023 Proxy Statement

PROPOSAL NO. 3

AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and pursuant to Section 14A of the Exchange Act, our stockholders are being provided with an advisory (non-binding) vote on executive compensation. Although the vote is advisory and is not binding on our Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

The “say-on-pay” vote is required to be offered to our stockholders at least once every three years. In 2017, our stockholders recommended we provide them with the opportunity to provide their “say-on-pay” vote each year, and our Board has accepted that recommendation. This year, in accordance with SEC rules, we are seeking an advisory vote from our stockholders on how frequently we should hold the “say-on-pay” vote as further described in Proposal No. 4.

Our Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. In addition, our compensation philosophy places more emphasis on variable elements of compensation (such as annual cash bonuses and equity-based compensation) than fixed remuneration. For example, a significant portion of our executive compensation is based on the Company’s achievement of predetermined performance-based financial targets. Our executives also receive equity incentive awards to better link their compensation to the Company’s performance.

We encourage you to read our Compensation Discussion and Analysis contained in this proxy statement for a more detailed discussion of our compensation policies and procedures.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which includes the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement).”

Required Vote

The affirmative vote of a majority of the shares of Common Stock present in person (virtually) or by proxy at the annual meeting and entitled to vote thereon is required to approve this resolution.

The above-referenced disclosures appear at pages 28-58 of this proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (WHICH INCLUDES THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT)

LAS VEGAS SANDS 2023 Proxy Statement	75

PROPOSAL NO. 4

AN ADVISORY (NON-BINDING) VOTE ON HOW FREQUENTLY STOCKHOLDERS SHOULD VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Act, our stockholders are being provided with an advisory (non-binding) vote on how frequently our stockholders should have an advisory (non-binding) vote on the compensation of our named executive officers. Although the vote is advisory and is not binding on our Board, the Compensation Committee will take into account the outcome of the vote when considering how frequently to hold say-on-pay votes. We refer to this non-binding advisory vote as the “say-on-frequency” vote. You may choose from the following alternatives: every year, every two years, every three years or you may abstain.

The say-on-frequency vote must be offered to our stockholders at least once every six calendar years and was last voted upon in June 2017.

Our Board believes that having an annual say-on-pay vote to approve the compensation of our executive officers in satisfaction of U.S. disclosure rules is appropriate. Moreover, our Board believes that more frequent say-on-pay votes will permit our Board to receive current feedback on a timely basis from our stockholders regarding our compensation program for our named executive officers, which will enable us to implement more quickly any modifications that our Board determines to be appropriate.

Required Vote

The alternative among one year, two years or three years that receives the highest number of votes from the shares of Common Stock present in person (virtually) or by proxy at the annual meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders.

THE BOARD RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” AS THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

76	LAS VEGAS SANDS 2023 Proxy Statement

PROPOSAL NO. 5

SHAREHOLDER PROPOSAL TO REQUIRE THE COMPANY TO INCLUDE IN ITS ANNUAL PROXY STATEMENT EACH DIRECTOR/NOMINEE’S SELF-IDENTIFIED GENDER and RACE/ETHNICITY, AS WELL AS CERTAIN SKILLS AND ATTRIBUTES, IF PROPERLY PRESENTED AT THE MEETING

A shareholder has informed the Company that the shareholder intends to present the non-binding proposal set forth below at the annual meeting. If the shareholder (or the shareholder’s qualified representative) is present at the annual meeting and properly submits the proposal for a vote, then the shareholder proposal will be voted upon at the annual meeting. In accordance with federal securities laws, the shareholder proposal and supporting statement are presented below as submitted by the shareholder and are quoted verbatim.

The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

The Company will promptly provide to any shareholder the name, address and number of the Company’s voting securities held by the person submitting this proposal upon receiving a written request made to the Company’s Investor Relations department by writing Investor Relations, Las Vegas Sands Corp., 5500 Haven Street, Las Vegas, Nevada 89119.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote AGAINST the adoption of this proposal.

Required Vote

A simple majority of votes cast at the annual meeting is required to approve the shareholder proposal described in this Proposal No. 5.

Abstentions and broker non-votes will not have any effect on the outcome of this proposal because neither an abstention nor a broker non-vote represents a vote cast.

Proposal No. 5

Board Matrix Proposal

RESOLVED: Shareholders of Las Vegas Sands Corporation (“Company”) request that its Board of Directors (the “Board”) disclose in its annual proxy statement each director/nominee’s self-identified gender and race/ethnicity, as well as the skills and attributes that are most relevant in light of the Company’s overall business, long-term strategy, and risks. The requested information shall be presented in matrix format and shall not include any attributes the Board identifies as minimum qualifications for all director candidates (the “Board Matrix”).

SUPPORTING STATEMENT

Investors believe that a diverse board — in terms of relevant skills, gender, and race/ethnicity — is an indicator of a well-functioning board. Among other benefits, diverse boards can better manage risk by avoiding groupthink. Las Vegas Sands’ Board sets the tone from the top, and the disclosure of a Board Matrix would signal to your employees, customers, suppliers, and investors that the directors themselves value diversity and inclusion in the boardroom.

Many institutional investors prioritize board diversity in their proxy voting guidelines and engagement initiatives. Significant time and resources must be spent by investors to ascertain director information from ambiguous, and aggregate company disclosures or they must rely on data providers, which also draws from the same, imprecise sources. Even when photographs

LAS VEGAS SANDS 2023 Proxy Statement	77

are provided, investors and data providers may be unable to appropriately determine the race or ethnicity of directors. As a result, it can be unnecessarily challenging for investors to fulfill their fiduciary duties and vote according to their own proxy voting guidelines.

Moreover, in its 2022 proxy statement, Las Vegas Sands provides no particularized data with respect to how its directors’ individual qualifications fit together to effectively fulfill the Board’s oversight responsibilities. Nor is each director’s self-identified race/ethnicity explicitly disclosed.

A Board Matrix would enable investors to make better informed proxy voting decisions by providing them with consistent, comparable and accurate data concerning the Company’s directors in a structured and decision-useful format. Such information would enable investors to: (1) assess how well-suited individual director nominees are for the Company in light of its long-term business strategy and risks, including the overall mix of director attributes and skills; (2) identify any gaps in skills or attributes; and (3) make meaningful, year over-year comparisons of the Board’s composition; and (4) ascertain the self-identified gender, race/ethnicity, skills and attributes of any particular director who has assumed leadership roles on the board/committees, as well as his/her/their tenure.

The proposal neither prevents nor discourages the Company from disclosing any other data or information that the Board believes is relevant.

Other leading companies, such as Goldman Sachs, Intel, 3M and Host Hotels & Resorts have published a Board Matrix with individualized director data in a decision-useful format. These matrices use EEO-I categories for disclosing the diversity of individual directors, which allows for consistent and comparable data.

We urge shareholders to vote FOR this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL. THE BOARD BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY OR ITS SHAREHOLDERS. SEE BOARD OF DIRECTORS’ RESPONSE TO SHAREHOLDER PROPOSAL NO.5 ON PAGE 79

78	LAS VEGAS SANDS 2023 Proxy Statement

BOARD OF DIRECTORS RESPONSE TO PROPOSAL NO. 5

The Board unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:

The Board agrees that a diversity of skills and attributes is a key quality of a well-functioning Board and ensures appropriate Board oversight. The Board also believes that it is important for our shareholders to have insight into the diversity of our Board, and accordingly, the Company has provided detailed information regarding the Board’s skills, age, tenure, and gender and racial/ethnic diversity for the last five years. The Company has disclosed the aggregate gender diversity of our Board since 2019 in its annual Environmental, Social and Governance (ESG) Report. Since 2021, the Company has also disclosed the aggregate racial/ethnic diversity of our Board in our annual ESG Report. This year, based on discussions with shareholders, the Company is including both the aggregate gender diversity and aggregate racial/ethnic information in this proxy statement as well as in the ESG Report. Our proxy statement has also included disclosure of the Board’s average age and average Board tenure since 2019, and a matrix of certain skills of the Board relevant to the Company and its business since 2020.

The Board considers diversity of experiences and backgrounds to be important considerations in identifying and assessing Board candidates, and accordingly adopted a policy in 2022 to provide that the Board’s Nominating and Governance Committee will take reasonable steps to include diverse candidates in the pool of nominees when conducting searches for new directors, and any search firm engaged by the Nominating and Governance Committee will affirmatively be instructed to seek to include diverse candidates.

The Board’s commitment to diversity is clearly evident in its actions and in its composition. However, the Board believes that requiring an individual director or director candidate to specifically self-identify their race/ ethnicity and gender—or disclose that an individual director has declined to specifically self-identify this information—is inconsistent with their right to privacy. The Board additionally believes that implementing a requirement for self-identification on these factors could be detrimental to its ability to attract and retain the most qualified and diverse directors for the Company. Moreover, the Board believes the imposition of a prescriptive matrix on a director-by-director basis can promote a check-the-box approach to refreshment, thus increasing the risk of bypassing a well-qualified candidate.

Our Board acts as a collective body, representing the interests of all shareholders. While individual directors leverage their experience and knowledge, Board decisions and perspectives reflect the collective wisdom and experience of the group. The breadth of our disclosures, including the enhancements mentioned above, emphasizes the collective strength of our Board and meaningfully addresses the proposal.

For the above reasons, the Board unanimously recommends a vote AGAINST this proposal.

The Board of Directors believes that shareholder Proposal No. 5 is not in shareholders’ best interests and therefore the Board of Directors unanimously recommends that you vote AGAINST Proposal No. 5.

THE BOARD RECOMMENDS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” PROPOSAL NO.5

LAS VEGAS SANDS 2023 Proxy Statement	79

PROXY STATEMENT

— PROXY AND VOTING INFORMATION

Our Board of Directors (the “Board”) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting. We will hold the annual meeting online on Thursday, May 11, 2023, at 11:00 a.m. Pacific time. Please note throughout these proxy materials we may refer to Las Vegas Sands Corp. as “the Company,” “LVSC,” “we,” “us,” or “our.”

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by March 31, 2023. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects mailing to begin on or about March 31, 2023.

Attending the Annual Meeting as a Stockholder of Record

If you were a stockholder of record at the close of business on March 13, 2023, you can attend the annual meeting by accessing https://web.lumiagm.com/282745561 and entering the 11-digit control number on the proxy card or Notice of Availability of Proxy Materials you previously received and the meeting password, sands2023.

Registering to Attend the Annual Meeting as a Beneficial Owner

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with the proxy materials for the annual meeting from that organization rather than directly from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your voting instruction form. To vote at the annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a legal proxy form.

To register to attend the annual meeting, after obtaining a valid legal proxy from your broker, bank or other agent, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 2, 2023.

You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the annual meeting and vote your shares at https://web.lumiagm.com/282745561 during the meeting. The password for the annual meeting is sands2023. Follow the instructions provided to vote. We encourage you to access the annual meeting starting one hour prior to the start time, leaving ample time for the check in.

80	LAS VEGAS SANDS 2023 Proxy Statement

PROXY STATEMENT

Asking Questions

Stockholders who attend the annual meeting by following the instructions above will have an opportunity to submit questions electronically during the question and answer period after the conclusion of the formal business of the meeting. Each stockholder may submit one question and one follow-up question, and questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. We do not post stockholder questions or responses on our website.

Voting Shares

If you have not already voted your shares in advance, or if you wish to change your vote, you will be able to vote your shares electronically during the annual meeting by clicking on the link on the meeting website. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the annual meeting.

Technical Difficulties

The annual meeting site will be active one hour prior to the start of the meeting and stockholders are encouraged to log in to the meeting early. Only stockholders who have an 11-digit control number may attend the annual meeting and vote during the annual meeting. Stockholders experiencing technical difficulties accessing the meeting may visit https://go.lumiglobal.com/faq for assistance.

Who Can Vote

Only stockholders of record of the Company’s Common Stock, as of March 13, 2023, will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

How Many Shares Can Be Voted

The authorized capital stock of the Company presently consists of 1,000,000,000 shares of Common Stock. At the close of business on March 13, 2023, 764,271,386 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the annual meeting. There is no cumulative voting in the election of directors.

How You Can Vote

You may attend the annual meeting and vote your shares. You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card.

The presence of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the annual meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), a brokerage firm may give a proxy to vote its customers’ stock without customer instructions if the brokerage firm (i) transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials, and (iii) has no knowledge of any contest with respect to the actions to be taken at the annual meeting and such actions are adequately disclosed to stockholders. In addition, under current NYSE rules, brokerage firms may not vote their customers’ stock without instructions from the customer if the vote concerns the election of directors, a matter relating to executive compensation, including the advisory proposal on compensation, which will be voted on at the meeting, or an authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

Proposal No. 1 requires the affirmative vote of a plurality of the votes cast at the annual meeting. Proposal Nos. 2, 3, 4 and 5 require the affirmative vote of a majority of the shares of Common Stock present in person (virtually) or by proxy and entitled to vote thereon at the annual meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will have no effect on the election of directors. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of

LAS VEGAS SANDS 2023 Proxy Statement	81

determining whether there is a quorum, will not be voted. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote at the annual meeting.

Dr. Miriam Adelson, and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 56.6% of our outstanding Common Stock as of the record date. Dr. Adelson, the trustees for the various trusts and individuals authorized to vote the shares of Common Stock held by such other entities have indicated they will vote the shares of Common Stock over which they exercise voting control in accordance with the recommendations of our Board as set forth below.

Brokers are not permitted to vote on any matter other than the ratification of the appointment of our independent public accounting firm without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year. To ensure your shares are voted in the manner you desire, you should provide instructions to your broker, bank or other nominee on how to vote your shares for each of the proposals to be voted on at the annual meeting in the manner permitted by your broker, bank or other nominee. Without these instructions, shares held by beneficial owners will not be voted on Proposals No. 1 and 3.

If you duly submit a proxy but do not specify how you want to vote, your shares will be voted as our Board recommends, which is:
• “FOR” the election of each of the nominees for director as set forth under Proposal No. 1;
• “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 as described in Proposal No. 2;
• “FOR” the advisory proposal on executive compensation as described in Proposal No. 3;
• “ONE YEAR” as the frequency with which our stockholders consider executive compensation as described in Proposal No. 4; and

• “AGAINST” the shareholder proposal to require the company to include in its annual proxy statement each director/nominee’s self-identified gender and race/ethnicity, as well as certain skills and attributes as described in Proposal No. 5.

How to Revoke or Change Your Vote

You may revoke or change your proxy at any time before it is exercised in any of three ways:

•	by notifying the Corporate Secretary of the revocation or change in writing;

•	by delivering to the Corporate Secretary a later dated proxy; or

•	by voting your shares at the annual meeting.

You will not revoke a proxy merely by attending the annual meeting. To revoke or change a proxy, you must take one of the actions described above.

Any revocation of a proxy, or a new proxy bearing a later date, should be sent to the following address: Corporate Secretary, Las Vegas Sands Corp., 5500 Haven Street, Las Vegas, Nevada 89119. To revoke a proxy previously submitted by telephone, Internet or mail, simply submit a new proxy at a later date before the taking of the vote at the annual meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or other nominee.

Other Matters to be Acted upon at the Meeting

Our Board presently is not aware of any matters other than those specifically stated in the Notice of Annual Meeting that are to be presented for action at the annual meeting. If any matter other than those described in this Proxy Statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

82	LAS VEGAS SANDS 2023 Proxy Statement

PROXY STATEMENT

Delivery of One Notice or Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

In connection with the annual meeting, we are required to send to each stockholder of record a Notice or a Proxy Statement and annual report and to arrange for a Notice or a Proxy Statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank or other nominee. Because many stockholders hold shares of Common Stock in multiple accounts, this process would result in duplicate mailings of Notices or Proxy Statements and annual reports to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Notice or Proxy Statement and annual report will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record

If your shares are registered in your own name and you are interested in consenting to the delivery of a single Notice or Proxy Statement and annual report, you may enroll in the electronic delivery service by going directly to the website of our transfer agent, American Stock Transfer & Trust Company, at https://www.astfinancial.com anytime and following the instructions.

Beneficial Stockholders

If your shares are not registered in your own name, your broker, bank or other nominee that holds your shares may have asked you to consent to the delivery of a single Notice or Proxy Statement and annual report if there are other Las Vegas Sands Corp. stockholders who share an address with you. If you currently receive more than one Notice or Proxy Statement and annual report at your household and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies

If you consent to the delivery of a single Notice or Proxy Statement and annual report, but later decide you would prefer to receive a separate copy of the Notice or Proxy Statement and annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Notices or Proxy Statements and annual reports. If you wish to receive a separate copy of the Notice or Proxy Statement and annual report for each stockholder sharing your address in the future, you may contact our transfer agent directly by telephone at 1-800-937-5449 or by visiting its website at https://www.astfinancial.com and following the instructions.

LAS VEGAS SANDS 2023 Proxy Statement	83

TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholders intending to present a proposal at the 2024 Annual Meeting for inclusion in our Proxy Statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must submit the proposal in writing to Las Vegas Sands Corp., Attention: Corporate Secretary, 5500 Haven Street, Las Vegas, Nevada 89119. Such proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by the Company no later than December 2, 2023.

In addition, our by-laws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting when such matter is not submitted for inclusion in the Company’s Proxy Statement pursuant to Rule 14a-8 of the Exchange Act. Generally, notice of a nomination or proposal not submitted pursuant to Rule 14a-8 must be delivered to us not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Accordingly, for our 2024 Annual Meeting, notice of a nomination or proposal must be delivered to us no earlier than January 12, 2024 and no later than February 11, 2024. (If the date of the annual meeting, however, is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered to us not earlier than the 120th day prior to such annual meeting date and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.) Nominations and proposals also must satisfy other requirements set forth in the by-laws. If a stockholder complies with the forgoing notice provisions and with certain additional procedural requirements in our by-laws and the SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting.

We may refuse to acknowledge any stockholder proposal not made in compliance with the foregoing procedures.

84	LAS VEGAS SANDS 2023 Proxy Statement

OTHER INFORMATION

The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person (virtually), for which no additional compensation will be paid to them.

Important Notice Regarding the Availability of Proxy Materials for the annual meeting to be held on May 11, 2023: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2022, are available on our website at https://investor.sands.com/annual-meeting/default.aspx.

LAS VEGAS SANDS 2023 Proxy Statement	85

ANNEX A

NON-GAAP MEASURES

We provide certain non-GAAP financial measures in this Proxy Statement that are not in accordance with, or alternatives for, accounting principles generally accepted in the United States of America.

CONSOLIDATED ADJUSTED PROPERTY EBITDA (IN MILLIONS)

YEAR ENDED DECEMBER 31, 2022

Net loss from continuing operations	$(1,541)

Add (deduct):

Income tax benefit	154

Other expense	9

Interest expense, net of amounts capitalized	702

Interest income	(116)

Loss on disposal or impairment of assets	9

Amortization of leasehold interests in land	55

Depreciation and amortization	1,036

Development expense	143

Pre-opening expense	13

Stock-based compensation	33

Corporate expense	235

CONSOLIDATED ADJUSTED PROPERTY EBITDA	$732

LAS VEGAS SANDS 2023 Proxy Statement	A-1

MACAO | SINGAPORE

On the cover: The Venetian Macao

MACAO | SINGAPORE Corporate Headquarters 5500 Haven Street Las Vegas, NV 89119 702.923.9000 sands.com

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS OF

LAS VEGAS SANDS CORP.

May 11, 2023

VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. Mailed proxies must be received by May 10, 2023, in order for your vote to be counted.

VIRTUALLY AT THE MEETING - The Company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/282745561 and be sure to have your control number available. The meeting password is sands 2023.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Stockholders to be Held on May 11, 2023: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2022 are available on our website at https://investor.sands.com/annual-meeting/default.aspx

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

⬛ 20830304030000001000 3	051123

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1,
“FOR” PROPOSALS NO. 2 AND 3, “1 YEAR” FOR PROPOSAL NO. 4, AND “AGAINST” PROPOSAL NO. 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:			2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ (1) Robert G. Goldstein ¡ (2) Patrick Dumont ¡ (3) Irwin Chafetz ¡ (4) Micheline Chau ¡ (5) Charles D. Forman ¡ (6) Nora M. Jordan ¡ (7) Lewis Kramer ¡ (8) David F. Levi		FOR	AGAINST	ABSTAIN
			3. An advisory (non-binding) vote to approve the compensation of the named executive officers.	☐	☐	☐
			1 YEAR	2 YEARS	3 YEARS	ABSTAIN
			4. An advisory (non-binding) vote on how frequently stockholders should vote to approve the compensation of the named executive officers. ☐	☐	☐	☐

				FOR	AGAINST	ABSTAIN

5.  Shareholder proposal to require the Company to include in its proxy statement each director/nominee’s self identified gender and race/ethnicity, as well as certain skills and attributes, if properly presented at the meeting.

				☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted “FOR” all of the director nominees in proposal No. 1, “FOR” proposals No. 2 and 3, “1 YEAR” for proposal No. 4, and “AGAINST” proposal No. 5, and in accordance with the discretion of the Proxies, on such other business as may properly come before the Virtual Annual Meeting of Stockholders or any adjournments or postponements thereof.

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.astfinancial.com for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	I plan to attend the virtual meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

1                    ⬛

FORM OF PROXY

LAS VEGAS SANDS CORP.

Proxy for Virtual Annual Meeting of Stockholders

May 11, 2023

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Patrick Dumont and D. Zachary Hudson, and each of them, Proxies, with full power of substitution, to represent and vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Virtual Annual Meeting of Stockholders of Las Vegas Sands Corp. to be held virtually on May 11, 2023, at 11:00 am (Pacific Time), at https://web.lumiagm.com/282745561 and at any adjournments or postponements thereof, upon any and all matters which may properly be brought before said meeting or any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

(Continued and to be SIGNED on the other side)

COMMENTS:

⬛ 1.1	14475 ⬛

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS OF

LAS VEGAS SANDS CORP.

May 11, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Stockholders to Be Held on May 11, 2023: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2022 are available on our website at https://investor.sands.com/annual-meeting/default.aspx

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

⬛ 20830304030000001000 3	051123

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1,
“FOR” PROPOSALS NO. 2 AND 3, “1 YEAR” FOR PROPOSAL NO. 4, AND “AGAINST” PROPOSAL NO. 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:			2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ (1) Robert G. Goldstein ¡ (2) Patrick Dumont ¡ (3) Irwin Chafetz ¡ (4) Micheline Chau ¡ (5) Charles D. Forman ¡ (6) Nora M. Jordan ¡ (7) Lewis Kramer ¡ (8) David F. Levi		FOR	AGAINST	ABSTAIN
			3. An advisory (non-binding) vote to approve the compensation of the named executive officers.	☐	☐	☐
			1 YEAR	2 YEARS	3 YEARS	ABSTAIN
			4. An advisory (non-binding) vote on how frequently stockholders should vote to approve the compensation of the named executive officers. ☐	☐	☐	☐

				FOR	AGAINST	ABSTAIN

5.  Shareholder proposal to require the Company to include in its proxy statement each director/nominee’s self identified gender and race/ethnicity, as well as certain skills and attributes, if properly presented at the meeting.

				☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted “FOR” all of the director nominees in proposal No. 1, “FOR” proposals No. 2 and 3, “1 YEAR” for proposal No. 4, and “AGAINST” proposal No. 5, and in accordance with the discretion of the Proxies, on such other business as may properly come before the Virtual Annual Meeting of Stockholders or any adjournments or postponements thereof.

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.astfinancial.com for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	I plan to attend the virtual meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛